EXHIBIT 10.01
CREDIT AGREEMENT
Dated as of June 8, 2007
among
MONTPELIER REINSURANCE LTD.,
MONTPELIER RE HOLDINGS LTD.
THE LENDERS PARTY HERETO
HSBC BANK USA, NATIONAL ASSOCIATION,
as Syndication Agent
and
BANK OF AMERICA, N.A.,
as Administrative Agent for itself and the
other lending institutions party hereto

Banc of America Securities LLC
and
HSBC Securities (USA) Inc.
as Joint Lead Arrangers and Book Managers

i

CONTENTS

Clause	Subject Matter	Page
14.21	No Advisory or Fiduciary Responsibility	70
14.22	USA PATRIOT Act Notice	70

v

Exhibits

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Loan Notice
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Several Letter of Credit
Schedules

Schedule 1.1	Commitments
Schedule 5.6	Litigation
Schedule 5.13	Subsidiaries
Schedule 14.6	Address for Notices

CREDIT AGREEMENT
     This CREDIT AGREEMENT is made as of June 8, 2007, by and among Montpelier Reinsurance Ltd. (“Mont Re”), a limited liability company duly incorporated as an exempted company under the laws of Bermuda, Montpelier Re Holdings Ltd., a Bermuda holding company (“Parent” and, together with Mont Re, each a “Borrower” and collectively the “Borrowers”) each having its registered office at Montpelier House, 94 Pitts Bay Road, Hamilton, Bermuda HM HX, the lending institutions party hereto (the “Lenders”), Bank of America, N.A. a national banking association, as fronting bank, letter of credit administrator and as administrative agent for itself and such other lending institutions (the “Administrative Agent”).
     WHEREAS, the Borrowers have requested the Lenders to provide a Revolving Loan and Letter of Credit Facility and the Lenders are willing to do so on the terms and conditions set forth herein.
     NOW THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:
1. DEFINITIONS AND RULES OF INTERPRETATION.
     1.1 Definitions.
     The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Credit Agreement referred to below:
     Administrative Agent. Bank of America, acting as agent for the Lenders, and each other Person appointed as the successor Administrative Agent in accordance with §12.9.
     Administrative Agent’s Office. The Administrative Agent’s address and, as appropriate, account as set forth on Schedule 14.6, or such other address as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
     Administrative Agent’s Special Counsel. Mayer, Brown, Rowe & Maw LLP or such other counsel as may be approved by the Administrative Agent.
     Administrative Questionnaire. An Administrative Questionnaire in a form supplied by the Administrative Agent.
     Affiliate. Any Person that would be considered to be an affiliate of any other Person under Rule 144(a) of the Rules and Regulations promulgated under the Securities Act of 1933, as amended, if such Person were issuing securities or any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. “Control” of a Person means the power, directly or indirectly, (a) to vote ten percent (10%) or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).
     Agent for Service. See §14.14.

     Alternative Currency. Canadian Dollars.
     Alternative Currency Equivalent. At any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Fronting Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
     A.M. Best Rating. The financial strength rating issued with respect to Mont Re by A.M. Best Company.
     Applicable Issuing Party. In the case of Fronted Letters of Credit, the Fronting Bank and in the case of Several Letters of Credit, the LC Administrator.
     Applicable Issuing Party’s Office. With respect to an Applicable Issuing Party, the address and, as appropriate, account set forth for such Applicable Issuing Party on Schedule 14.6, or such other address as such Applicable Issuing Party may from time to time notify the Borrowers and the Lenders.
     Applicable Rate. The following percentages per annum, based upon the Senior Debt Rating of the Parent as set forth below:

				Applicable	Utilization Fee if
				Margin for	more than 50%
	Senior Debt Rating	Commitment	Letter of	Eurocurrency	of the Total
Pricing Level	of Mont Re Holdings	Fee	Credit Fees	Loans	Commitment
1	Greater than or equal to A-/A3	0.080%	0.300%	0.300%	0.100%

2	Less than A-/A3 but greater than or equal to BBB+/Baa1	0.090%	0.400%	0.400%	0.100%

3	Less than BBB+/Baa1but greater than or equal to BBB/Baa2	0.100%	0.500%	0.500%	0.100%

4	Less than BBB/Baa2but greater than or equal to BBB-/Baa3	0.125%	0.600%	0.600%	0.100%

5	Less than BBB-/Baa3 or no rating	0.150%	0.750%	0.750%	0.100%
     “Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Parent’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Parent has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (d) if the Parent does not have any Debt Rating, Pricing Level 5 shall apply.
     Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to §9.6. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating whether an upgrade or a downgrade shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
     Approved Fund. Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     Arrangers. Banc of America Securities LLC and HSBC Securities (USA) Inc.
     Assignment and Assumption. An assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by §13.2), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
     Balance Sheet Date. December 31, 2006.
     Bank of America. Bank of America, N.A. and its successors.
     Base Rate. For any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.” The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
     Base Rate Loan. A Loan that bears interest at a rate based on the Base Rate.
     Borrower and Borrowers. As defined in the preamble hereto.
     Borrowing. A borrowing consisting of simultaneous Loans of the same type, and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Lenders pursuant to §2.1.1.
     Business Day. Any day other than a Saturday, Sunday or other day on which commercial banks are authorized or permitted to close under the laws of, or are in fact closed in, Bermuda or the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and if such day relates to any interest rate settings as to a Eurocurrency Rate

Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Credit Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurocurrency market.
     Canadian Dollars or C$. The lawful currency of Canada.
     Capital Lease Obligation. As to any Person, the obligations of such Person to pay rent or other amounts under any lease which is required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP. For purposes of this Credit Agreement, the amount of such Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.
     Capital Stock. Any and all shares, interests, share capital, participations or other equivalents (however designated) of capital stock of a corporation or company, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
     Cash Collateralize. See §4(c).
     Change in Control. Any of (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of a Borrower occurs; (b) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) other than the Parent is or becomes, directly or indirectly, the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of securities of Mont Re that represent 51% or more of the combined voting power of Mont Re’s then outstanding securities; (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of a Borrower (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the stockholders of such Borrower was approved by a vote of a majority of the Directors of such Borrower then still in office who are either directors or replacement directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Borrower’s Board of Directors then in office; or (d) the Parent ceases to (x) be the single largest shareholder of Mont Re or (y) be directly or indirectly, the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of securities of Mont Re that represent 10% or more of the combined voting power of Mont Re’s then outstanding securities.
     Closing Date. The first date on which the conditions set forth in §9 have been satisfied.
     Code. The Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.
     Combined or combined. With reference to the accounts of the Parent and its Subsidiaries, combined in accordance with GAAP.

     Commitment. The amount set forth on Schedule 1.1 hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as the amount of such Lender’s commitment to make Loans to the Borrowers and to participate in the issuance, extension and renewal of Letters of Credit for the account of Mont Re, as the same be reduced from time to time or if such commitment is terminated pursuant to the provisions hereof, zero.
     Commitment Fee. See §2.7.1.
     Commitment Percentage. With respect to each Lender, the percentage (carried to the ninth decimal place) of the Total Commitment represented by such Lender’s Commitment.
     Commitment Termination Date. The earliest of (a) June 7, 2008 and (b) the occurrence of a Commitment Termination Event; provided, however, that if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.
     Commitment Termination Event. The earliest to occur of (a) the date of termination of the Total Commitment pursuant to §2.1.3 and (b) the date of termination of the Commitment of each Lender to make Loans and of the obligation of the Issuers to issue Letters of Credit pursuant to §11.1.
     Compliance Certificate. See §6.4(d).
     Consolidated Debt. The consolidated Debt (excluding Hedging Obligations) of the Parent and its Subsidiaries.
     Consolidated Net Income. For any period, for Mont Re and its Subsidiaries on a consolidated basis, the net income of Mont Re and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period calculated in accordance with GAAP.
     Contingent Liability. Any agreement, undertaking or arrangement by which any Person (outside the ordinary course of business) guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distribution upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for fair value received; provided, however, that obligations of each of Mont Re and the Insurance Subsidiaries under Primary Policies or Reinsurance Agreements which are entered into in the ordinary course of business (including security posted by Mont Re and each of the Insurance Subsidiaries in the ordinary course of its business to secure obligations thereunder) shall not be deemed to be Contingent Liabilities of such Insurance Subsidiary or Mont Re for the purposes of this Credit Agreement. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the outstanding principal amount (or maximum permitted principal amount, if larger) of the Debt, obligation or other liability guaranteed or supported thereby or (ii) the maximum stated amount so guaranteed or supported.
     Consolidated or consolidated. With reference to the accounts of the Parent and its Subsidiaries or Mont Re and its Subsidiaries, as the case may be, consolidated in accordance with GAAP.
     Credit Agreement. This Credit Agreement.
     Credit Extension. Each of the following (a) a Borrowing and (b) the issuance, extension, amendment or renewal of a Letter of Credit.
     Debt. With respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit which have been drawn but not reimbursed by the Person for whose account such letter of credit was issued within the later of (x) three (3) Business Days and (y) the applicable cure period and bankers’ acceptances issued for the account of such Person; (d) all Capital Lease Obligations of such Person; (e) all Hedging Obligations of such Person; (f) to the extent required to be included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services; (g) Debt of such Person secured by a Lien on property owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements) whether or not such Debt is limited in recourse; (h) any Debt of another Person secured by a Lien on any assets of such first Person, whether or not such Debt is assumed by such first Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); (i) any Debt of a partnership in which such Person is a general partner unless such debt is nonrecourse to such Person; and (j) all Contingent Liabilities of such Person in connection with the foregoing; provided that, notwithstanding anything to contrary contained herein, Debt shall not include (x) unsecured current liabilities incurred in the ordinary course of business and paid within ninety (90) days after the due date (unless contested diligently in good faith by appropriate proceedings and, if requested by the Administrative Agent, reserved against in conformity with GAAP) other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments or (y) any obligations of such Person under any Reinsurance Agreement or any Primary Policy.
     Default. Any event which would, with the giving of notice or the lapse of time, constitute an Event of Default.
     Default Rate. (a) When used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the applicable Letter of Credit Fee plus 2% per annum, in all cases to the fullest extent permitted by applicable laws.
     Delinquent Lender. See §12.5.3.
     Dollars or $. Dollars in lawful currency of the United States of America.
     Dollar Equivalent. At any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or Fronting Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
     Eligible Assignee. Any of (a) a Lender, (b) an Affiliate of a Lender or (c) a financial institution having a senior unsecured debt rating of not less than “A”, or its equivalent, by S&P and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the Fronting Bank and (ii) unless a Default or an Event of Default has occurred and is continuing, Mont Re (with each such approval not to be unreasonably withheld or delayed); provided, however, that all cases such Assignee must be a NAIC Approved Bank unless Mont Re and the Fronting Bank have agreed that such Assignee may become a Participating Bank.
     Eurocurrency Rate. For any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     Eurocurrency Rate Loan. A Loan that bears interest at a rate based on the Eurocurrency Rate.
     Event of Default. See §11.1.
     Existing Credit Facilities. Each of (a) the Second Amended and Restated Letter of Credit Reimbursement and Pledge Agreement dated as of August 4, 2005 among the Borrowers, various financial institutions and the Administrative Agent, (b) the Amended and Restated Letter of Credit Reimbursement and Pledge Agreement dated as of June 9, 2006 among Mont Re, various financial institutions and the Administrative Agent, and (c) the Letter of Credit

Reimbursement and Pledge Agreement dated as of the date hereof among Mont Re, various financial institutions and the Administrative Agent.
     Federal Funds Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     Fee Letter. The fee letter dated as of May 10, 2007 among the Borrowers, the Administrative Agent and Banc of America Securities LLC.
     Fees. The Letter of Credit Fee, the Commitment Fee and the Utilization Fee.
     Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by §4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. §1843).
     Fronted Letters of Credit. Any Letter of Credit which is issued by the Fronting Bank pursuant to § 2.1.1.
     Fronting Bank. Bank of America in its capacity as an issuer of (a) Fronted Letters of Credit and (b) Several Letters of Credit on behalf of each Participating Bank.
     Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     GAAP or generally accepted accounting principles. (a) When used in §6, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Parent reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Parent adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

     Governing Documents. With respect to any Person, its certificate or articles of incorporation, memorandum of association, certificate of formation, or, as the case may be, certificate of limited partnership, its by-laws, operating agreement or, as the case may be, partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.
     Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court or arbitrator.
     Hedging Obligations. With respect to any Person, the liability of such Person under any futures contract or options contract, interest rate swap agreements and interest rate collar agreements and all other agreements or arrangements (other than Retrocession Agreements), designed to protect such Person against fluctuations in interest rates or currency exchange rates. Debt under a Hedging Obligation shall be the amount of such Person’s net obligation, if any, under each hedging agreement (determined on the mark-to-market value for such agreement based upon a readily available quotation provided by a recognized dealer in such type of hedging agreement).
     Hybrid Securities. Any securities directly or indirectly issued by the Parent or any trust or other entity formed by the Parent that are treated as hybrid capital by S&P including, without limitation, the $100,000,000 trust preferred securities issued on January 6, 2006.
     Indemnified Persons. See §14.4(a)
     Indemnitee. See §14.3
     Individual Outstandings. As to any Lender, such Lender’s Commitment Percentage of the Total Outstandings as of such date.
     Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. §24, Seventh), as amended.
     Insurance Subsidiary. Mont Re and any other Subsidiary of the Parent created after the Closing Date which is licensed by any Governmental Authority to engage in the insurance business.
     Interest Payment Date. (a) As to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Commitment Termination Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Commitment Termination Date.
     Interest Period. As to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate

Loan and ending on the date one, two, three or six months or, with the consent of the Lenders, such longer or shorter period months thereafter, as selected by a Borrower in its Loan Notice, provided that:
     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period shall extend beyond the Commitment Termination Date.
     Issuer. With respect to any Letter of Credit, the Person or Persons who have issued such Letter of Credit. In the case of Fronted Letters, the Fronting Bank shall be the Issuer. In the case of Several Letters of Credit, each Lender who is shown on such Several Letter of Credit as having a “Commitment Share” shall be an Issuer.
     LC Administrator. Bank of America’s Letter of Credit Operations located at One Fleet Way, Scranton, PA 18507, together with any replacement LC Administrator arising under Section 12.9.
     Lender Affiliate. With respect to any Lender, (a) an Affiliate of such Lender or (b) any Approved Fund.
     Lenders. The lending institutions executing this Credit Agreement as a Lender and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to §13.
     Letters of Credit. See § 2.1.1.
     Letter of Credit Application. An application and agreement for the issuance and amendment of a Letter of Credit in the form from time to time in use by the Applicable Issuing Party.
     Letter of Credit Fee. See §2.7.3.
     Letter of Credit Participation. See §2.2.3.
     Letter of Credit Expiration Date. The date which is one year after the Commitment Termination Date (or, if such day is not a Business Day, the next preceding Business Day).
     Leverage Ratio. The ratio, expressed as a percentage, of (a) Consolidated Debt to (b) Parent Consolidated Net Worth plus Consolidated Debt.

     Lien. When used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge, retained title of a conditional vendor or lessor, or other security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title, financing or similar statement or notice, or other encumbrance arising as a matter of law, judicial process or otherwise.
     Loan. A revolving loan by a Lender to a Borrower pursuant to §2.1.1. A Loan may be a Base Rate Loan or a Eurocurrency Rate Loan. All Loans shall be denominated in Dollars.
     Loan Notice. A notice of (a) a Borrowing, (b) a conversion of Loans from one type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to §2.4, which, if in writing, shall be substantially in the form of Exhibit B.
     Loan Documents. This Credit Agreement, the Letter of Credit Applications, the Letters of Credit and the Fee Letter.
     Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which results in:
     (a) a material adverse effect on the business, properties, condition (financial or otherwise), assets, operations or income of (i) Mont Re individually, (ii) Mont Re and its Subsidiaries, taken as a whole or (iii) the Parent and its Subsidiaries, taken as a whole;
     (b) a material adverse effect on the ability of either Borrower to perform any of its Obligations under any of the Loan Documents to which it is a party; or
     (c) any impairment of the validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents (other than a Letter of Credit), any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document.
In determining whether any individual event has a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events results in a Material Adverse Effect.
     Material Party. Each of (a) the Parent, (b) Mont Re, (c) any Insurance Subsidiary of a Borrower, and (d) any Subsidiary of either Borrower which is not an Insurance Subsidiary whose (i) total assets are 15% or more of the total assets of Mont Re and its consolidated Subsidiaries (including such Subsidiary) in each case as set forth on the most recent fiscal year end balance sheet of such Subsidiary and Mont Re and its consolidated Subsidiaries, respectively, and computed in accordance with GAAP, and (ii) total revenues are 15% or more of the total revenues of Mont Re and its consolidated Subsidiaries (including such Subsidiary), in each case as set forth on the most recent fiscal year-end income statements of such Subsidiary and Mont Re and its consolidated Subsidiaries, respectively, and computed in accordance with GAAP.

     Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.
     Mont Re Net Worth. The Net Worth of Mont Re and its Subsidiaries on a consolidated basis.
     Net Worth. With respect to any Person, the consolidated net worth of such Person calculated in accordance with GAAP.
     Obligations. All indebtedness, obligations and liabilities of the Borrowers to any of the Lenders, the LC Administrator, the Fronting Bank and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any Reimbursement Obligations incurred under any Letter of Credit or other instrument at any time evidencing any thereof and arising by contract, operation of law or otherwise.
     Participant. See §13.4.
     Participating Bank. From time to time with respect to Several Letters of Credit, each Lender for whose Commitment Percentage the Fronting Bank has agreed to be liable.
     Parent is defined in the preamble hereto.
     Parent Consolidated Net Worth. The Net Worth of the Parent and its Subsidiaries on a consolidated basis.
     Person. Any individual, corporation, limited liability company partnership, limited liability partnership, firm, trust, joint venture, joint stock company, other unincorporated association, or other legal entity, and any Governmental Authority, each whether acting in an individual, fiduciary or other capacity.
     Platform is defined in §6.4.
     Primary Policies. Any insurance policies issued by Mont Re or any other Insurance Subsidiary.
     Register. See §13.3.
     Release Amount. See §4.7.
     Reimbursement Obligation. Mont Re’s obligation to reimburse the Applicable Issuing Party and the Lenders on account of any drawing under any Letter of Credit as provided in §2.2.
     Reinsurance Agreement. Any arrangement whereby Mont Re or any other Insurance Subsidiary, as reinsurer, agrees to indemnify any other insurance or reinsurance company against all or a portion of the insurance or reinsurance risks underwritten by such insurance or reinsurance company under any insurance or reinsurance policy.
     Related Parties. With respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
     Required Lenders. As of any date, the Lenders whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Total Commitment or, if the Commitments have been terminated, the Lenders whose Individual Outstandings constitute at least fifty-one percent (51%) of the Total Outstandings, provided that the Commitment of, and the Individual Outstandings held or deemed held by, any Delinquent Lender shall be excluded for purposes of making a determination of Required Lenders.
     Responsible Officer. The president, chief executive officer, chief financial officer, chief operating officer, treasurer, controller or any vice-president of a Borrower.
     Retrocession Agreements. Any agreement, treaty, certificate or other arrangement whereby Mont Re or any other Insurance Subsidiary cedes to another insurer all or part of Mont Re’s or such Insurance Subsidiary’s liability under a policy or policies of insurance reinsured by Mont Re or such Insurance Subsidiary.
     Revaluation Date. With respect to any Letter of Credit, each of the following: (i) each date of issuance or extension or renewal of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Fronting Bank under any Letter of Credit denominated in an Alternative Currency, (iv) the last Business Day of each month and (v) such additional dates as the Administrative Agent or the Fronting Bank shall determine or the Required Lenders shall require.
     S&P. Standard & Poor’s Ratings Group.
     Same Day Funds. (a) With respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the Fronting Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
     Several Letters of Credit. Letters of Credit issued severally by the Lenders substantially in the form of Exhibit D with such changes therein as the LC Administrator determines is not adverse to the interests of the Lenders.
     Shareholders’ Equity. As of any date of determination, consolidated shareholders’ equity of Mont Re and its Subsidiaries as of such date determined in accordance with GAAP.

     Spot Rate. For a currency, the rate determined by the Administrative Agent or the Fronting Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Fronting Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Fronting Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Fronting Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock; provided, however, that Blue Ocean Re Holdings Ltd. will not be considered a Subsidiary.
     Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.
     Total Outstandings. The sum of the Dollar Equivalent of the Maximum Drawing Amount plus the Dollar Equivalent of the total Unpaid Reimbursement Obligation with respect to Letters of Credit on such date after giving effect to any Credit Extensions pursuant to §2.1.1 and repayment of Reimbursement Obligations with respect to Letters of Credit on such date.
     Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which Mont Re does not reimburse the Applicable Issuing Party and/or the Lenders, as applicable on the date specified in, and in accordance with, §2.2.
     Utilization Fee. See §2.7.2.
     Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.
     1.2 Rules of Interpretation.
          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms or the terms of this Credit Agreement.
          (b) The singular includes the plural and the plural includes the singular.
          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.
          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.
          (f) The words “include”, “includes” and “including” are not limiting.
          (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term “instrument” being that defined under Article 9 of the Uniform Commercial Code.
          (h) Reference to a particular “§” refers to that section of this Credit Agreement unless otherwise indicated.
          (i) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.
          (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
          (k) This Credit Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.
          (l) This Credit Agreement is the result of negotiation among, and has been reviewed by counsel to, among others, the Administrative Agent and the Borrowers and is the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement is not intended to be construed against the Administrative Agent, the Borrowers, the Fronting Bank, the LC Administrator or any of the Lenders merely on account of the Administrative Agent’s, the Borrowers’, the Fronting Bank’s, the LC Administrator’s or any Lender’s involvement in the preparation of such documents.
     1.3 Exchange Rates. The Administrative Agent or the Fronting Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Total Outstandings denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the

Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Fronting Bank, as applicable.
     1.4 Times of Day. Unless otherwise specified, all references to times of day shall be references to Eastern time (daylight or standard), as applicable
2. COMMITMENTS, LOANS, LETTERS OF CREDIT.
     2.1 Commitments of Lenders.
          2.1.1 Commitments. On and subject to the terms and conditions of this Credit Agreement, (a) each of the Lenders, severally and for, itself alone, agrees to make Loans in Dollars to the Borrowers on a revolving basis from time to time before the Commitment Termination Date in such Lender’s Commitment Percentage of such aggregate amounts, as the Borrowers may from time to time request, and (b) (i) the Fronting Bank agrees to issue, extend and renew for the account of Mont Re one or more standby letters of credit (a “Letter of Credit”) from time to time before the Commitment Termination Date, (ii) each Lender hereby agrees to issue severally, and for itself alone, Several Letters of Credit at the request of and for the account of Mont Re from time to time before the Commitment Termination Date in such Lender’s Commitment Percentage of such aggregate stated amounts of Several Letters of Credit, (iii) each Lender hereby agrees to purchase Letter of Credit Participations in the obligations of the Fronting Bank under Letters of Credit that are Fronted Letters of Credit as more fully set forth in §2.2, and (iv) with respect to Several Letters of Credit, the Fronting Bank hereby agrees that it shall be severally (and not jointly) liable for an amount equal to its Commitment Percentage plus each Participating Bank’s Commitment Percentage and each Participating Bank hereby agrees to purchase Letter of Credit Participations in the obligations of the Fronting Bank under any such Several Letter of Credit in an amount equal to such Participating Bank’s Commitment Percentage; provided however, that after giving effect to any Credit Extension pursuant to this §2.1.1, the sum of the Total Outstandings shall not exceed the Total Commitment.
          2.1.2 Increase to Total Commitment.
          (a) Upon notice to the Administrative Agent (which shall promptly notify the Lenders), Mont Re may from time to time, request an increase in the Total Commitment by an amount (for all such requests) not exceeding $50,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, and (ii) Mont Re may make a maximum of three such requests. At the time of sending such notice, Mont Re (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
          (b) Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Commitment Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

          (c) The Administrative Agent shall notify Mont Re and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Fronting Bank (which approvals shall not be unreasonably withheld), Mont Re may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
          (d) Any increase in the Total Commitment shall be subject to the following conditions precedent: (i) as of the proposed effective date of the increase in the Total Commitment and after giving effect to such increase, all representations and warranties shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) and no event shall have occurred and then be continuing which constitutes a Default or Event of Default; (ii) the Borrowers, the Administrative Agent and each Eligible Assignee which shall have agreed to provide a “Commitment” in support of such increase in the Total Commitment, shall have executed and delivered a joinder agreement in a form reasonably acceptable to the Administrative Agent; (iii) to the extent reasonably required by the Administrative Agent, counsel for the Borrowers shall have provided to the Administrative Agent a supplemental opinion in form and substance reasonably satisfactory to the Administrative Agent; (iv) the Lenders and any the Eligible Assignee(s) shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such increase; (v) the Borrowers shall have executed and delivered all corporate authority documents that the Administrative Agent shall have reasonably requested in connection with such increase; and (vi) if applicable, the LC Administrator shall have delivered to the respective beneficiaries of outstanding Several Letters of Credit amendments (or, in the case of any Several Letter of Credit issued individually by the Lenders, a replacement Several Letter of Credit in exchange for and the return or cancellation of the original Several Letter of Credit) which reflect any changes in the Lenders and/or the Commitment Percentages resulting from such increase. Upon satisfaction of the conditions precedent to any increase in the Total Commitment, the Administrative Agent shall promptly advise the Borrowers and each Lender of the effective date of such increase. In addition, on the effective date, the Administrative Agent shall replace the existing Schedule 1.1 attached hereto with the revised Schedule 1.1 reflecting such new Total Commitment, and each Lender’s Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder. It is understood that any increase in the amount of the Commitments pursuant to this §2.1.2 shall not constitute an amendment of this Credit Agreement.
          2.1.3 Voluntary Commitment Reductions. Mont Re shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Administrative Agent to reduce by a minimum amount of $10,000,000 and in multiples of $1,000,000 in excess thereof, or to terminate entirely, the Total Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, terminated as the case may be provided that the Total Commitment may not be reduced to an amount below the Total Outstanding. Promptly after receiving any notice of Mont Re delivered pursuant to this §2.1.3, the Administrative Agent will notify the Lenders of the substance thereof. No reduction or termination of the Commitments may be reinstated.
     2.2 Procedures for Issuance and Amendment of Letters of Credit.
          2.2.1 Issuance Procedures.
          (a) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Mont Re delivered to (x) the Fronting Bank, in the case of Fronted Letters of Credit and (y) the LC Administrator, in the case of Several Letters of Credit (with a copy in each case to the Administrative Agent) by hard copy or electronically in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Mont Re. Such Letter of Credit Application must be received by the Applicable Issuing Party and the Administrative Agent (i) not later than 11:00 a.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Fronted Letter of Credit denominated in Dollars, (ii) not later than 11:00 a.m. at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Several Letter of Credit denominated in Dollars, and (iii) not later than 11:00 a.m. at least four Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Alternative Currency; or in each case such earlier date and time as the Administrative Agent and the Applicable Issuing Party may agree in a particular instance in their sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable Issuing Party: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) whether such Letter of Credit is to be issued as a Fronted Letter of Credit or a Several Letter of Credit (it being agreed that (x) all Letters of Credit denominated in an Alternative Currency will be Fronted Letters of Credit and (y) in the event a Lender advises the Administrative Agent and the LC Administrator that such Lender is unable (due to regulatory restrictions or other legal impediments) to issue a Several Letter of Credit because of its relationship to the beneficiary, such Lender shall be a Participating Bank in such Several Letter of Credit); and (H) such other matters as the Applicable Issuing Party may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable Issuing Party (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the Applicable Issuing Party may require. Additionally, Mont Re shall furnish to the Applicable Issuing Party and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment as the Applicable Issuing Party or the Administrative Agent may require.
          (b) Promptly after receipt of any Letter of Credit Application, the Applicable Issuing Party will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from Mont Re and, if not, the Applicable Issuing Party will provide the Administrative Agent with a copy thereof. Unless the Applicable Issuing Party has received written notice from any Lender, the Fronting Bank, the Administrative Agent or Mont Re, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in §10 shall not then be satisfied, then, subject to the terms and conditions hereof, the Applicable Issuing Party, shall, on the requested date, issue a Letter of Credit for the account of Mont Re or enter into the applicable amendment, as the case may be, in each case in accordance with its usual and customary business practices.
          (c) The LC Administrator is hereby authorized to execute and deliver each Several Letter of Credit and each amendment to a Several Letter of Credit on behalf of each Lender provided that, upon request of Mont Re, such Several Letter of Credit or amendment will be executed by each Lender. The LC Administrator shall use the Commitment Percentage of each Lender as its “Commitment Share” under each Several Letter of Credit provided that the Fronting Bank shall be severally (and not jointly) liable for an amount equal to its Commitment Percentage plus the Commitment Percentage of each Participating Bank. The LC Administrator shall not amend any Several Letter of Credit to change the “Commitment Shares” of an Issuer or add or delete an Issuer liable thereunder unless such amendment is done in connection with an assignment, a change in the Lenders and/or the Commitment Percentages as a result of any increase in the Total Commitment pursuant to § 2.1.2 or any other addition or replacement of a Lender in accordance with the terms of this Credit Agreement. The status of a Lender as a Participating Bank at any time shall be determined solely by the Fronting Bank and such Lender. In the event a Lender becomes a Participating Bank or ceases to be a Participating Bank, the LC Administrator is authorized to amend each Several Letter of Credit to reflect such change in status. Fees owed by Mont Re with respect to any Participating Bank to the Fronting Bank pursuant to the Fee Letter shall accrue only during such period as such Lender is a Participating Bank with respect to any such Several Letter of Credit. Each Lender hereby irrevocably constitutes and appoints the LC Administrator its true and lawful attorney-in-fact for and on behalf of such Lender with full power of substitution and revocation in its own name or in the name of the LC Administrator to issue, execute and deliver, as the case may be, each Several Letter of Credit and each amendment to a Several Letter of Credit and to carry out the purposes of this Credit Agreement with respect to Several Letters of Credit.
          (d) If Mont Re so requests in any applicable Letter of Credit Application, the Applicable Issuing Party may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Applicable Issuing Party, to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Applicable Issuing Party, Mont Re shall not be required to make a specific request to the Applicable Issuing Party for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Applicable Issuing Party to permit the extension of such Letter of Credit at any time to an expiry date not later than one year after the Commitment Termination Date; provided, however, that the Applicable Issuing Party shall not permit any such extension if (A) the Applicable Issuing Party has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of §2.2.2 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent, the Fronting Bank, any Lender or Mont Re that one or more of the applicable conditions specified in §10 is not then satisfied, and in each such case directing the Applicable Issuing Party not to permit such extension.
          (e) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Applicable Issuing Party will also deliver to Mont Re and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
          2.2.2 Terms of Letters of Credit.
          (a) Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) be issued in Dollars or Canadian Dollars and have an expiry date no later than the date which is one (1) year from the date of issuance of such Letter of Credit. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Applicable Issuing Party in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the “Uniform Customs”) or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Applicable Issuing Party in the ordinary course of its business as standby letter of credit issuers and in effect at the time of issuance of such Letter of Credit, in each case to the extent not inconsistent with New York law. Letters of Credit may be issued at any time prior to the Commitment Termination Date. In the event of any conflict between the terms of any Letter of Credit Application and this Credit Agreement, the terms of this Credit Agreement shall govern. Letters of Credit denominated in Alternative Currencies, shall be issued in a minimum Alternative Currency Equivalent of $100,000 and all Letters of Credit denominated in Dollars shall be issued in a minimum face amount of $1,000.
          (b) An Issuer shall not be under any obligation to issue any Letter of Credit and no Lender shall have any obligation to participate in any Letter of Credit if:
     (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain an Issuer from issuing such Letter of Credit, or any law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuer in good faith deems material to it;
     (ii) the issuance of such Letter of Credit would violate any laws or one or more policies of such Issuer applicable to letters of credit generally;
     (iii) a default of any Lender’s obligations to fund under §2.2.6 exists or any Lender is at such time a Delinquent Lender hereunder, unless the Fronting Bank has entered into satisfactory arrangements with Mont Re or such Lender to eliminate the Fronting Bank’s risk with respect to such Lender.
          (c) An Issuer shall be under no obligation to amend any Letter of Credit if (i) such Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
          2.2.3 Reimbursement Obligations of Lenders.
          (a) Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender’s Commitment Percentage to reimburse the Fronting Bank on demand for the amount of each draft paid by the Fronting Bank under each Fronted Letter of Credit, required to be funded by it, to the extent that such amount is not reimbursed by Mont Re pursuant to §2.2.5 (such agreement for a Lender being called herein the “Letter of Credit Participation” of such Lender).
          (b) Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender’s Commitment Percentage to fund each Several Letter of Credit (or, in the case of a Participating Lender, its Letter of Credit Participation owed to the Fronting Bank) on demand for the amount of each draft received by the LC Administrator, to the extent that such amount is not reimbursed by Mont Re pursuant to §2.2.5.
          2.2.4 Participations of Lenders. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in Mont Re’s Reimbursement Obligation under §2.2.5 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to §2.2.6.
          2.2.5 Reimbursement Obligation of Mont Re. In order to induce each of the Fronting Bank and the LC Administrator (on behalf of the Lenders) to issue, extend and renew each Letter of Credit and the Lenders to participate therein, Mont Re hereby agrees to reimburse or pay to the Applicable Issuing Party for the account of the Applicable Issuing Party or (as the case may be) the applicable Lenders, with respect to each Letter of Credit issued, extended or renewed by the Applicable Issuing Party hereunder, on each date that any draft presented under such Letter of Credit is honored by the Applicable Issuing Party, the Dollar Equivalent as of the date and for the amount paid by such Person under or with respect to such Letter of Credit, provided, that, the failure of Mont Re to immediately reimburse such Person for amounts due pursuant to this §2.2.5 shall be an Event of Default. Each payment contemplated by this §2.2.5 shall be made to the Applicable Issuing Party at such Applicable Issuing Party’s Office in immediately available funds. Interest on any and all amounts remaining unpaid by Mont Re under this §2.2.5 at any time from the date such amounts become due and payable (whether as stated in this §2.2.5, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in §2.2.6. All payments of Fees, interest and Reimbursement Obligations to the Lenders shall be made in Dollars even if the underlying Letter of Credit is denominated in an Alternative Currency.
          2.2.6 Letter of Credit Payments.
          (a) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Applicable Issuing Party, shall notify Mont Re of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If Mont Re fails to reimburse such Person as provided in §2.2.5, on the date that such draft is paid or other payment is made by the Applicable Issuing Party, the Applicable Issuing Party may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation plus any administrative, processing or similar fees customarily charged by the Applicable Issuing Party in connection with the foregoing. No later than 3:00 p.m. on the Business Day next following the receipt of such notice, each Lender shall make available to the Applicable Issuing Party, in Dollars, at the Administrative Agent’s Office, in immediately available funds, such Lender’s Commitment Percentage of such Unpaid Reimbursement Obligation plus any administrative, processing or similar fees customarily charged by the Applicable Issuing Party in connection with the foregoing. The responsibility of each Applicable Issuing Party to Mont Re and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.
          (b) Each Lender’s obligation to (x) reimburse the Fronting Bank, in the case of Fronted Letters of Credit or (y) provide the LC Administrator with funds in an amount equal to its several obligation, in the case of Several Letters of Credit, for amounts drawn under Letters of Credit as contemplated by this §2.2.6, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Fronting Bank, the LC Administrator, Mont Re, the Parent or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such payment by a Lender shall relieve or otherwise impair the obligation of Mont Re to reimburse the Applicable Issuing Party for the amount of any payment made by such Person under any Letter of Credit, together with interest as provided herein.
          (c) If any Lender fails to make available to the Administrative Agent for the account of the Applicable Issuing Party any amount required to be paid by such Lender pursuant to the foregoing provisions of this §2.2.6 by the time specified, the Applicable Issuing Party shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Person at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect plus any administrative, processing or similar fees customarily charged by the Applicable Issuing Party in connection with the foregoing. A certificate of the Applicable Issuing Party submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c) shall be conclusive absent manifest error.
          (d) Repayment of Participations.
     (i) At any time after the Fronting Bank or the LC Administrator has made a payment under any Letter of Credit and has received from any Lender such Lender’s payment in accordance with §2.2.6(a), if the Administrative Agent receives for the account of the Applicable Issuing Party any payment in respect of the related Unpaid Reimbursement Obligation or interest thereon (whether directly from Mont Re or otherwise including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its applicable percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time such Lender’s payment was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the Fronting Bank or the LC Administrator is required to be returned under any of the circumstances described in §3.1.3 or otherwise (including pursuant to any settlement entered into by the Applicable Issuing Party in its discretion), each Lender shall pay to the Administrative Agent for the account of the Applicable Issuing Party its applicable percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.
          2.2.7 Obligations Absolute.
          (a) Mont Re’s obligations under this §2.2 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any set-off, counterclaim or defense to payment which Mont Re may have or have had against the Fronting Bank, the LC Administrator, the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. Mont Re further agrees with the Fronting Bank, the LC Administrator and the Lenders that the Fronting Bank, the LC Administrator and the other Lenders shall not be responsible for, and the Mont Re’s Reimbursement Obligations under §2.2.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among Mont Re, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of Mont Re against the beneficiary of any Letter of Credit or any such transferee. The Fronting Bank, the LC Administrator and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Mont Re agrees that any action taken or omitted by the Fronting Bank, the LC Administrator or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and in the absence of gross negligence and willful misconduct, shall be binding upon Mont Re and shall not result in any liability on the part of the Fronting Bank, the LC Administrator or any Lender to Mont Re.
     2.3 Reliance by Fronting Bank and LC Administrator. To the extent not inconsistent with §2.2.6, each of the Fronting Bank and the LC Administrator shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by such Person. Each of the Fronting Bank and the LC Administrator shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Fronting Bank and the LC Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of a Letter of Credit Participation.
     2.4 Borrowings and Payments of Loans.
          (a) Each Borrowing, each conversion of Loans from one type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or of any conversion of Eurocurrency Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided however that if a Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m. three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by a Borrower pursuant to this §2.4(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Parent is requesting a Borrowing, a conversion of Loans from one type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If a Borrower fails to specify a type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
          (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Commitment Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Parent, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in §10, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower.
          (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans.
          (d) The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
          (e) After giving effect to all Borrowings, all conversions of Loans from one type to the other, and all continuations of Loans as the same type, there shall not be more than five Interest Periods in effect with respect to Loans.
     2.5 Payments. A Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00

a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Commitment Percentage of such prepayment. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to §3. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Commitment Percentage.
     2.6 Repayment of Loans. Each Borrower shall repay to the Lenders on the Commitment Termination Date the aggregate principal amount of its Loans outstanding on such date.
     2.7 Fees; Interest.
          2.7.1 Commitment Fees. The Borrowers agree to pay to the Administrative Agent for the account of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Rate times the actual daily amount by which the Total Commitment exceeds the Outstanding Amount. The Commitment Fee shall accrue at all times from the Closing Date to the Commitment Termination Date, including at any time during which one or more of the conditions in §10 is not met, and shall be due and payable quarterly in arrears on the last business day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, with a final payment on the Commitment Termination Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The Commitment Fee shall accrue at all times, including at any time during which one or more of the conditions in §10 is not met.
          2.7.2 Utilization Fees. The Borrowers agree to pay to the Administrative Agent for the account of the Lenders in accordance with their respective Commitment Percentages a utilization fee (the “Utilization Fee”) at a rate per annum equal to the Applicable Rate times the aggregate Outstanding Amount on each day that the Total Outstandings exceed 50% of the actual daily amount of the Total Commitment then in effect (or, if terminated, in effect immediately prior to such termination). The Utilization Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, with a final payment on the Commitment Termination Date. The Utilization Fee shall be calculated quarterly in arrears and if there is any change in the Applicable Rate during any quarter, the daily amount shall be computed and multiplied by the Applicable Rate for each period during which such Applicable Rate was in effect. The

Utilization Fee shall accrue at all times, including at any time during which one or more of the conditions set forth in §10 is not met.
          2.7.3 Letter of Credit Fee. Mont Re agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a Letter of Credit Fee (the “Letter of Credit Fee”) calculated based on the face amount of each outstanding Letter of Credit at a rate per annum equal to the Applicable Rate, in each case times the Dollar Equivalent of the actual daily maximum amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last business day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, on the Commitment Termination Date and thereafter on demand. Mont Re shall also pay to each LC Administrator, for its own account, the LC Administrator’s customary or scheduled costs of issuance and usual and customary costs of, amendment, negotiation or document examination with respect to the Letters of Credit and such other amount as may be set forth in the Fee Letter. The Letter of Credit Fee shall be calculated quarterly in arrears and if there is any change in the Applicable Rate during any quarter, the daily amount shall be computed and multiplied by the Applicable Rate for each period during which such Applicable Rate was in effect.
          2.7.4 Fees Payable Pursuant to the Fee Letter. The Borrowers agree to pay to the Administrative Agent, the Fronting Bank and Banc of America Securities LLC fees set forth in the Fee Letter.
          2.7.5 Interest.
          (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate and; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, if any.
          (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, or any Reimbursement Obligation is not paid when due, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.
     (ii) If any amount (other than principal of any Loan or a Reimbursement Obligation) payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.
     (iii) Upon the request of the Required Lenders, while any Event of Default exists, (A) each Borrower shall pay interest on the principal amount of all its outstanding

Loans and Reimbursement Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws and (B) the Letter of Credit Fees shall accrue at the Default Rate.
     (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding referred to in §11.1(i) or (j).
          (d) Interest on Reimbursement Obligations shall be payable upon the date of repayment and upon demand.
          2.7.6 Computation of Interest and Fees. All computations of interest when the Base Rate is determined by the Administrative Agent’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of Fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue (a) on each Loan and each for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day and (b) on each Unpaid Reimbursement Obligation for the day on which the Unpaid Reimbursement Obligation arises, and shall not accrue on an Unpaid Reimbursement Obligation, or any portion thereof, for the day on which the Unpaid Reimbursement Obligation or such portion is paid, provided that any Unpaid Reimbursement Obligation that is repaid on the same day on which it arises shall bear interest for one day.
          2.7.7 Several Obligations of Borrowers. Except as otherwise expressly provided herein, the obligations of each Borrower shall be several in nature.
3. CERTAIN GENERAL PROVISIONS.
     3.1 Payments.
          3.1.1 Payments Generally.
          (a) All payments to be made by the Borrowers under any Loan Document shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein.

               (b) If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
               (c) Unless a Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
     (i) if a Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Federal Funds Rate from time to time in effect; and
     (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to a Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then, in the case of payment with respect to a Loan, such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Credit Extension. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.
          A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
               (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this §3.1.1, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in §10 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

               (e) The obligations of the Lenders hereunder to make Loans and to fund Several Letters of Credit and Letter of Credit Participations are several and not joint. The failure of any Lender to make any Loan or to fund any such Several Letter of Credit or Letter of Credit Participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, fund a Several Letter of Credit or purchase its Letter of Credit Participation.
               (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan, Several Letter of Credit or Letter of Credit Participation in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds in any particular place or manner.
               3.1.2 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the Several Letters of Credit or the Letter of Credit Participation held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them or Letters of Credit Issued by them, and/or such subparticipations in the Letter of Credit Participations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans, Several Letters of Credit or such Letter of Credit Participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in §3.1.3 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to §14.1) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Credit Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
               3.1.3 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the Fronting Bank, the LC Administrator or any Lender, or the Administrative Agent, the Fronting Bank, the LC Administrator or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Fronting Bank, the LC Administrator or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any insolvency, bankruptcy or receivership proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent, the Fronting Bank or the LC Administrator, as the case may be, upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, the Fronting Bank or the LC Administrator, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment.
     3.2 Taxes, etc. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon such Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Borrower will pay to the Administrative Agent, for the account of the Lenders or the Administrative Agent, as the case may be, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon such Borrower. Such Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Borrower hereunder or under such other Loan Document.
     3.3 Additional Costs, etc. If any introduction of, or change in or in the interpretation of any applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law)), shall:
               (a) subject any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, Loans or such Lender’s Commitment (other than taxes based upon or measured by the income or profits of such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent and taxes covered by § 3.2), or

               (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent of the fees or interest in respect of the Letters of Credit, Loans or any other amounts payable to any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or
               (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent, or
               (d) impose on any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, any Loans, such Lender’s Commitment, or any loans, letters of credit or commitments of which such Lender’s Commitment forms a part, and the result of any of the foregoing is
     (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining such Lender’s Commitment or any Loan or Letter of Credit, or
     (ii) to reduce the amount of interest, Reimbursement Obligation or other amount payable to such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent hereunder on account of such Lender’s Commitment or any Loan or Letter of Credit, or
     (iii) to require such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent to make any payment or to forego any interest or principal or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or principal or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent from the Borrowers hereunder, then, and in each such case, each Borrower will, upon demand made by such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent (as the case may be) at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender, the LC Administrator or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum, provided, that the Borrowers shall not be obligated to pay any additional amounts which were incurred by any of the Lenders, the Fronting Bank, the LC Administrator or the Administrative Agent more than forty-five (45) days prior to the date on which such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent, as the case may be, had knowledge of such additional amounts. The Lender, the Fronting Bank, the LC

Administrator or the Administrative Agent shall present a certificate setting forth a reasonable calculation of the amount of such increased costs as per §3.6 hereof.
     3.4 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
          (a) any continuation, conversion, payment or prepayment of any Loan to it other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
          (b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan to it other than a Base Rate Loan on the date or in the amount notified by such Borrower;
          (c) any assignment of a Eurocurrency Rate Loan to it on a day other than the last day of the Interest Period therefor as a result of a request pursuant to §3.7, §2.1.2 or §2.1.3;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. Each Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by a Borrower to the Lenders under this §3.4, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
     3.5 Capital Adequacy. If after the date hereof any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for bank holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent or any corporation controlling such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender’s, the Fronting Bank’s, the LC Administrator’s or the Administrative Agent’s commitment with respect to any Loan or Reimbursement Obligations to a level below that which such Lender, the Fronting Bank, the or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s, the Fronting Bank’s, the LC Administrator’s or the Administrative Agent’s then existing policies with respect to capital adequacy and assuming full utilization of such entity’s capital) by any amount deemed by such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent (as the case may be) to be material, then such

Lender, LC Administrator or the Administrative Agent may notify the Borrowers of such fact. Each Borrower agrees to pay such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent (as the case may be) for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent (as the case may be) of a certificate in accordance with §3.6 hereof; provided, that the Borrowers shall not be obligated to pay any additional amounts which were incurred by any of the Lenders, the Fronting Bank, the LC Administrator or the Administrative Agent more than forty-five (45) days prior to the date on which such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent, as the case may be, had knowledge of such additional amounts. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.
     3.6 Certificate. A certificate setting forth any additional amounts payable pursuant to §§3.3, 3.4 and 3.5 and a brief explanation of such amounts which are due, submitted by any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.
     3.7 Change of Location of Lending Office; Replacement of Lender. If a Borrower shall, as a result of the requirements of §§3.3, 3.4 or 3.5, be required to pay any Lender the additional costs referred to in such Sections and such Borrower, in its reasonable discretion, shall deem such additional amounts to be material, such Borrower shall have the right to (a) request in writing to such Lender which has certified additional costs to such Borrower, with copy to the Administrative Agent, that such Lender change the location of its lending office in order to mitigate such additional costs and (b) if (i) such Lender does not change the location of its lending office within sixty (60) days of receipt of such request, or (ii) such Borrower determines, in its reasonable discretion, after such change in the location of such lending office that any remaining additional costs are still material, substitute another Lender who is an Eligible Assignee for such Lender which has certified the additional costs to such Borrower. Any such substitution shall take place in accordance with §13.2 and shall otherwise be on terms and conditions reasonably satisfactory to the Administrative Agent, and until such time as such substitution shall be consummated, such Borrower shall continue to pay such additional costs. Upon any such substitution, such Borrower shall pay or cause to be paid to the Lender that is being replaced all amounts properly demanded and unreimbursed and such Lender will be released from liability hereunder.
4. CASH COLLATERAL
          (a) Upon the request of the Administrative Agent or the Applicable Issuing Party, if, as of the Letter of Credit Expiration Date, any Letters of Credit for the account of a Borrower for any reason remains outstanding, such Borrower shall immediately Cash Collateralize such Letters of Credit in an amount equal to the Maximum Drawing Amount of all such Letters of Credit.
          (b) In addition, if the Administrative Agent notifies the Borrowers at any time that the Total Outstandings exceed the Total Commitment due to exchange rate fluctuations, then, within two Business Days after receipt of such notice, the Borrowers shall Cash Collateralize the Letters of Credit in an amount equal to such excess.

          (c) §11 sets forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this §4 and §11, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Fronting Bank and the Lenders, as collateral for the Letters of Credit, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Fronting Bank (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Borrower providing cash collateral hereby grants to the Administrative Agent, for the benefit of the Fronting Bank and the Lenders, a security interest in all such cash, deposit accounts and all balances therein provided by such Borrower and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America.
5. REPRESENTATIONS AND WARRANTIES.
     Each Borrower represents and warrants to the Lenders, the Fronting Bank, the LC Administrator and the Administrative Agent solely with respect to itself and its Subsidiaries as follows:
     5.1 Corporate Authority.
          5.1.1 Incorporation; Good Standing. Each Borrower (a) is a company duly organized, validly existing and in good standing under the laws of Bermuda, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.
          5.1.2 Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which each Borrower is, or is to become, a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Borrower, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which each Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to each Borrower and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, each Borrower.
          5.1.3 Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which such Borrower is or is to become a party will result in valid and legally binding obligations of such Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or by the application of equitable principles relating to enforceability (regardless of whether considered in a proceeding in equity or at law) including, without limitation, (i) the possible unavailability of specific performance injunctive relief or any equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealings;

provided that such Borrower assumes for the purposes of this §5.1.3 that this Credit Agreement and the other Loan Documents have been validly executed and delivered by each of the parties thereto other than such Borrower.
     5.2 Governmental Approvals. The execution, delivery and performance by such Borrower of this Credit Agreement and the other Loan Documents to which such Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.
     5.3 Financial Statements.
          5.3.1 Fiscal Year. The Parent and each of its Subsidiaries has a fiscal (or financial) year which is the twelve months ending on December 31 of each calendar year.
          5.3.2 Financial Statements. There has been furnished to each of the Lenders (i) (x) a consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Parent and its Subsidiaries for the fiscal year, then ended and (y) a consolidated balance sheet of Mont Re and its Subsidiaries as at the Balance Sheet Date and a consolidated statement of income of Mont Re and its Subsidiaries for the fiscal year then ended and (ii) (x) a consolidated balance sheet and consolidated statement of income of the Parent and its Subsidiaries as at March 31, 2007 and (y) a consolidated balance sheet and consolidated statement of income of Mont Re and its Subsidiaries as at March 31, 2007. Such balance sheet and statement of income have been prepared in accordance with GAAP (subject, in the case of the March 31, 2007 statements, to the absence of footnotes and year-end adjustments) and fairly present the financial condition of the Parent and its Subsidiaries or Mont Re and its Subsidiaries, as the case may be, as at the close of business on the date thereof and the results of operations for the period then ended. There are no Contingent Liabilities of the Parent or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Parent, which were not disclosed in such balance sheet and the notes related thereto. In the event that GAAP requires that the financial statements be presented on a combined basis, each Borrower shall have furnished a combined balance sheet and a combined statement of income for such Borrower and its Subsidiaries.
     5.4 No Material Adverse Changes, etc. Since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect.
     5.5 Franchises, Patents, Copyrights, etc. Each Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.
     5.6 Litigation. Except as set forth in Schedule 5.6 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Parent or any of its Subsidiaries before any Governmental Authority, (a) that, if adversely determined, might, either in any case or in the aggregate, (i) have a Material Adverse Effect or (ii) materially impair the right of the Parent and its Subsidiaries to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Parent and its Subsidiaries or, in the event that GAAP requires the financial statements to be presented on a combined basis, the combined balance sheet or (b) which question the validity of this Credit Agreement.
     5.7 No Materially Adverse Contracts, etc. Neither Borrower nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or, to the knowledge of the Responsible Officers, is expected in the future to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Responsible Officers, to have any Material Adverse Effect.
     5.8 Compliance with Other Instruments, Laws, etc. Neither Borrower nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.
     5.9 Tax Status. The Parent and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, except those which the failure to file would not have a Material Adverse Effect, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings or those which the failure to pay would not have a Material Adverse Effect and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the Responsible Officers of the Borrowers know of any basis for any such claim.
     5.10 No Event of Default. No Default or Event of Default has occurred and is continuing.
     5.11 Investment Company Acts. Neither the Parent nor any of its Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Neither Borrower is engaged in the “investment business” as defined in The Investment Business Act 2003 of Bermuda.
     5.12 Use of Proceeds.
               5.12.1 General. Mont Re will obtain Letters of Credit to be issued in the ordinary course of Mont Re’s business. Each Borrower will use proceeds from Loans for general corporate purposes.

               5.12.2 Regulations U and X. No portion of any Letter of Credit is to be obtained and no portion of the proceeds of any Loan shall be used, for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.
               5.12.3 Ineligible Securities. No portion of any Letter of Credit is to be obtained and no portion of the proceeds of any Loan shall be used, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within thirty (30) days thereafter, any Ineligible Securities underwritten or privately placed by a Financial Affiliate.
     5.13 Subsidiaries, etc. As of the Closing Date, (a) the Parent has no Subsidiaries other than those specifically disclosed on Schedule 5.13 and such Schedule correctly indicates which Subsidiaries are Insurance Subsidiaries and Material Parties, (b) all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Person and in the amounts specified on Schedule 5.13 free and clear of all Liens and (c) the Parent and its Subsidiaries have no equity investments in any other corporation or entity other than those specifically disclosed on Schedule 5.13.
     5.14 Disclosure. None of this Credit Agreement or any of the other Loan Documents to which a Borrower is a party contains any untrue statement of a material fact or omits to state a material fact known to the Borrowers necessary in order to make the statements herein or therein, taken as a whole not misleading as of the date hereof or thereof. There is no fact known to the Borrowers or any of their Subsidiaries as of the date hereof which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.
     5.15 Foreign Assets Control Regulations, Etc. None of the requesting or issuance, extension or renewal of any Letters of Credit or Loans or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, neither the Borrowers nor any of their Subsidiaries (x) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (y) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

6. AFFIRMATIVE COVENANTS.
     Each of the Borrowers covenants and agrees that solely with respect to itself and its Subsidiaries, until the Commitment Termination Date has occurred and all Obligations have been paid in full:
     6.1 Punctual Payment. Each Borrower will duly and punctually pay or cause to be paid the interest on all Loans and Reimbursement Obligations, Fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which such Borrower or any of its Subsidiaries are a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.
     6.2 Maintenance of Office. Each Borrower will maintain its registered office at Montpelier House, 94 Pitts Bay Road, Hamilton, Bermuda HM HX, or at such other place as such Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents to which such Borrower is a party may be given or made.
     6.3 Records and Accounts. Each Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage PricewaterhouseCoopers or other independent certified public accountants satisfactory to the Administrative Agent as the independent certified public accountants of the Parent and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm’s (or any successor firm’s) engagement as the independent certified public accountants of the Parent and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent.
     6.4 Financial Statements, Certificates and Information. The Borrowers will deliver to each of the Lenders:
          (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Parent, (i) the consolidated balance sheet of the Parent and its Subsidiaries and the consolidating balance sheet of the Parent and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with GAAP, and, in the case of the consolidated balance sheet and related consolidated statement of income and consolidated statement of cash flow, certified, without qualification and without an expression of uncertainty as to the ability of the Parent, Mont Re or any of their Subsidiaries to continue as going concerns, by PricewaterhouseCoopers or any other independent certified public accountant engaged pursuant to §6.3(c) and (ii); the consolidated balance sheet of the Mont Re and its Subsidiaries and the consolidating balance sheet of the Mont Re and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with GAAP, and, in the case of the consolidated balance sheet and related consolidated statement of income and consolidated statement of cash flow, certified, without qualification;
          (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Parent, (i) copies of the unaudited consolidated balance sheet of the Parent and its Subsidiaries and the unaudited consolidating balance sheet of the Parent and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income for the portion of the Parent’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Parent that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments); and (ii) copies of the unaudited consolidated balance sheet of the Mont Re and its Subsidiaries and the unaudited consolidating balance sheet of the Mont Re and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Mont Re’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Mont Re that the information contained in such financial statements fairly presents the financial position of the Mont Re and its Subsidiaries on the date thereof (subject to year-end adjustments);
          (c) Within thirty (30) days of receipt of any audit committee report prepared by the Borrowers’ accountants, if there are any reportable events resulting in any discussion in the sections of such report entitled “Errors or Irregularities”, “Illegal Acts” and “Misstatements Due to Fraud”, the Borrowers will provide copies of such sections to the Administrative Agent;
          (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Parent in substantially the form of Exhibit C hereto (a “Compliance Certificate”) and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §8 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;
          (e) promptly upon knowledge thereof, any announcement by A.M. Best & Company, Inc. of any change in or change in the outlook for a Financial Strength Rating of any Insurance Subsidiary;
          (f) five days after the date filed with the relevant Governmental Authority for each of its Fiscal Years, but in any event within 125 days after the end of each Fiscal Year of Mont Re and each other Insurance Subsidiary, a copy of the annual financial statements required to be filed with the Minister of Finance of Bermuda or such other appropriate Governmental Authority of the jurisdiction of domicile of any Insurance Subsidiary;
          (g) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrowers;
          (h) from time to time such other financial data and information as the Administrative Agent or any Lender may reasonably request;
     In the event that GAAP requires the financial statements required under clauses (a) and (b) above to be presented on a combined basis, the Borrowers shall deliver such combined and combining statements in lieu of the required consolidated and consolidating financial statements.
     Documents required to be delivered pursuant to §6.4(a) or (b) or §6.4(g) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Mont Re posts such documents, or provides a link thereto on Mont Re’s website on the Internet at the website address listed on Schedule 14.6; or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) Mont Re shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the Compliance Certificates required by §6.4(d) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Fronting Bank materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to either Borrower or its securities) (each, a “Public Lender”). Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the Fronting Bank, the LC Administrator and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to either Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in §14.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     6.5 Notices.
          6.5.1 Defaults. As soon as practicable after Responsible Officer of a Borrower knows of the existence of any Default or Event of Default, such Borrower will notify the Administrative Agent, in writing, of the occurrence of such Default or Event of Default, together with a reasonably detailed description thereof, and the actions such Borrower proposes to take with respect thereto.
          6.5.2 Notice of Litigation and Judgments. Each Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within thirty (30) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting such Borrower or any of its Subsidiaries or to which such Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against such Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on such Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. Each Borrower will give notice to the Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any final judgment not covered by insurance, against such Borrower or any of its Subsidiaries in an amount in excess of $5,000,000.
     6.6 Legal Existence; Maintenance of Properties. Each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries. It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this §6.6 shall prevent such Borrower from discontinuing the operation of any Subsidiary (other than Mont Re) or the operation and maintenance of any of its properties or any of those of its Subsidiaries (other than Mont Re) if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect.
     6.7 Taxes. The Parent will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real estate, sales and activities, or any part thereof, or upon the income or profits therefrom, other than where failure to pay such taxes would not result in a Material Adverse Effect; provided, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Parent or such Subsidiary shall have set aside on its books adequate reserves with respect thereto.
     6.8 Inspection of Properties and Books, etc.
          6.8.1 General. Each Borrower shall permit the Administrative Agent, upon reasonable prior notice and at reasonable times to visit and inspect any of the properties of each Borrower or any of its Subsidiaries, to examine the books of account of each Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of each Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers. Following the occurrence and during the continuance of an Event of Default, any of the Lenders and any of the Administrative Agent’s or any of the Lenders’ employees, agents, consultants or attorneys, may accompany the Administrative Agent on such visits, inspections or discussions.
          6.8.2 Communications with Accountants. Each Borrower authorizes the Administrative Agent to communicate directly with the Borrowers’ independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules with respect to the business, financial condition and other affairs of each Borrower or any of its Subsidiaries. Following the occurrence and during the continuance of an Event of Default, any of the Lenders and any of the Administrative Agent’s or any of the Lenders’ employees, agents, consultants or attorneys, may participate in such communications. At the request of the Administrative Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this §6.8.2.
     6.9 Compliance with Laws, Contracts, Licenses, and Permits. Each Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all environmental laws, except where failure to do so would not have a Material Adverse Effect, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound, except where failure to do so would not have a Material Adverse Effect, and (d) all applicable decrees, orders, and judgments, except where failure to do so would not have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any competent government shall become necessary or required in order that a Borrower fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower is a party, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.
     6.10 Use of Proceeds. Mont Re will obtain Letters of Credit solely for the purposes set forth in §5.12.1. Each Borrower will only use the proceeds of its Loans for general corporate purposes.

     6.11 Further Assurances. Each Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.
7. CERTAIN NEGATIVE COVENANTS.
     Each Borrower covenants and agrees solely with respect to itself and its Subsidiaries that, until the Commitment Termination Date has occurred and all Obligations have been paid in full:
     7.1 Business Activities. Such Borrower will not engage directly or indirectly (whether through Subsidiaries or otherwise), as its primary business, in any type of business other than the businesses conducted by it on the Closing Date and in related businesses.
     7.2 Fiscal Year. The Borrower will not, and will not permit any of it Subsidiaries to, change the date of the end of its fiscal or financial year from that set forth in §5.3.1.
     7.3 Transactions with Affiliates. Each Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of such Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business provided that transactions between the Parent and any wholly-owned Subsidiary of the Parent or between any wholly-owned Subsidiaries of the Parent shall be excluded from the restrictions set forth in this §7.3.
     7.4 Disposition of Assets. Neither Borrower shall, nor permit any of its Insurance Subsidiaries to, sell, transfer, convey or lease all or substantially all of its assets or sell or assign with or without recourse any receivables, other than any sale, transfer, conveyance or lease in the ordinary course of business, except for (x) any sale, transfer, lease or disposition of an asset by a Subsidiary of a Borrower to a Subsidiary of a Borrower and (y) any such sale, transfer, conveyance, lease or assignment by any wholly owned Subsidiary of the Parent (other than Mont Re) to Mont Re or any other wholly owned Subsidiary of the Parent, provided in each case no Default or Event of Default has occurred and is continuing or would result therefrom.
     7.5 Mergers, Consolidations and Sales. Neither Borrower shall, nor permit any other Material Party to, merge or consolidate except for (i) any wholly-owned Subsidiary of a Borrower may merge with any other wholly-owned Subsidiary of such Borrower and (ii) Mont Re may merge with any other wholly-owned Subsidiary of the Parent provided Mont Re is the surviving corporation, provided in each case no Default or Event of Default has occurred and is continuing or would result therefrom.

     7.6 Liens.
          (a) The Parent will not, and will not permit any of its Subsidiaries to, create, assume, incur, guarantee or otherwise to permit any Debt secured by any Lien upon any shares of Capital Stock of any Material Party (whether such shares of Capital Stock are now owned or hereafter acquired) without effectively providing concurrently that the Obligations (and, if the Borrowers so elect, any other Debt of the Borrowers that is not subordinate to the Obligations and with respect to which the governing instruments require, or pursuant to which a Borrower is otherwise obligated, to provide such security) shall be secured equally and ratably with such Debt for at least the time period such other Debt is so secured.
          (b) The Parent will not permit any of its Subsidiaries to create or permit to exist, any Lien with respect to any assets now or hereafter existing or acquired, except the following: (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP; (ii) easements, party wall agreements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary course of the business of such Person; (iii) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits and Liens pursuant to letters of credit or other security arrangements in connection with such insurance or benefits; (iv) mechanics’, workers’, materialmen’s, landlord liens and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP; (v) Liens securing Debt under the Existing Credit Facilities; (vi) Liens securing judgment for the payment of money not constituting an Event of Default under §11.1(l); (vii) Liens on assets held in trust in respect of, or deposited or segregated to secure, liabilities under any Primary Policies, Retrocession Agreements or Reinsurance Agreements entered into in the ordinary course of business; (viii) Liens securing Debt permitted under Section 7.7(b); provided that (x) such Liens does not at any time encumber any property other than the property financed by such Debt and (y) the Debt secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; (ix) Liens in connection with Debt permitted under §7.7(e); (x) Liens in favor of the Administrative Agent for the benefit of the Lenders; and (xi) Liens not permitted by any other clause of this §7.6 securing Debt in an aggregate amount not to exceed $10,000,000.
     7.7 Debt. The Parent will not permit Mont Re or any other Subsidiary to, incur any Debt other than (a) Debt under this Credit Agreement; (b) Debt in respect of Capitalized Lease Obligations or under synthetic leases and purchase money obligations for fixed or capital assets; provided, however, that the aggregate amount of all such Debt at any one time outstanding shall not exceed $5,000,000; (c) Debt owed by any Subsidiary to the Parent or any of its Subsidiaries; (d) Hedging Obligations entered into in the ordinary course of business in order to hedge currency, commodity or interest rate risks, and not for purposes of speculation; (e) Debt for standby letters of credit which have been, or may be from time to time in the future, issued to insurance or reinsurance cedents in the ordinary course of business or to satisfy the funding requirements of the Society of Lloyd’s applicable to members thereof; (f) Debt under the

Existing Credit Facilities and (g) Debt not included in paragraphs (a) through (g) which does not exceed at any time; in the aggregate, $25,000,000.
     7.8 Burdensome Agreements. The Borrowers shall not enter into or permit to exist any agreement that limits the ability of any Subsidiary (other than a special purpose financing Subsidiary) to pay dividends, make distributions or otherwise transfer property to a Borrower, provided, however this §7.8 shall not prohibit such limitations existing or imposed by (i) applicable Law, (ii) this Agreement or any other Loan Document, (iii) restrictions on the transfer of any assets subject to a Lien permitted by §7.6 (b); provided that the Borrowers may agree to permit restrictions in connection with Debt provided such restrictions are no more restrictive than those contained in this Agreement and such restrictions do not prohibit the Borrowers from granting Liens to secure the Obligations under this Agreement or any refinancing or restatement thereof.
     7.9 Investments in Blue Ocean Entities. The Parent will not, and will not permit any of its Subsidiaries to, (i) incur Contingent Liabilities or otherwise provide credit support (including granting a Lien on any of its assets) for the Debt of Blue Ocean Re Holdings Ltd. or any of its Subsidiaries at any time or (ii) during the existence or continuation of any Default or Event of Default make any loans to purchase or redeem any Capital Stock of or otherwise make any investment in Blue Ocean Re Holdings Ltd. or any of its Subsidiaries.
8. FINANCIAL COVENANTS.
     The Borrowers covenant and agree solely with respect to itself that, until the occurrence of the Commitment Termination Date and until all Obligations are paid in full, it shall:
     8.1 Leverage Ratio. The Parent will not permit the Leverage Ratio to be more than thirty percent (30%). For purposes of determining the Leverage Ratio, (i) Hybrid Securities will be accorded the same capital treatment as given to such Hybrid Securities by S&P; provided that no Subsidiary of the Parent (other than a trust or other entity formed for the purpose of issuing the Hybrid Securities) shall have any direct or indirect liability in respect of the Hybrid Securities; and provided further that the maximum amount of Hybrid Securities eligible for equity treatment in determining the Leverage Ratio (regardless of the treatment by S&P) can not exceed 15% of total capital and (ii) Blue Ocean Re Holdings Ltd. shall not be treated as a Subsidiary but shall be accounted for as an equity investment.
     8.2 A.M. Best Rating. Mont Re will not permit its A.M. Best Rating to fall below the rating of “B++” or to be withdrawn.
     8.3 Mont Re Net Worth. Mont Re will not permit the Mont Re Net Worth at any time to be less than the sum of (i) $1,300,000,000 plus (ii) an amount equal to 50% of the Consolidated Net Income of Mont Re earned in each full fiscal quarter ending after March 31, 2007 (with no deduction for any net loss in any such fiscal quarter), plus (iii) 50% of the aggregate increases in Shareholders’ Equity of Mont Re by reason of the issuance and sale of Capital Stock of Mont Re or other capital contributions.

9. CONDITIONS TO CLOSING DATE.
     This Credit Agreement shall be and become effective on the date that the following conditions precedent have been satisfied:
     9.1 Credit Agreement. The Credit Agreement shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall have received a fully executed copy of each such document.
     9.2 Certified Copies of Governing Documents. The Administrative Agent shall have received from each Borrower a copy, certified by a duly authorized officer of such Borrower to be true and complete on the Closing Date, of each of its Governing Documents (other than shareholder agreements, voting trusts and similar arrangements applicable to any of the Parent’s Capital Stock) as in effect on such date of certification.
     9.3 Corporate or Other Action. All corporate (or other) action necessary for the valid execution, delivery and performance by each Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.
     9.4 Incumbency Certificate. The Administrative Agent shall have received from each Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Borrower, each of the Loan Documents to which such Borrower is or is to become a party; (b) to apply for Letters of Credit or Loans, as the case may be; and (c) to give notices and to take other action on its behalf under the Loan Documents.
     9.5 Opinion of Counsel. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent, from New York and Bermuda counsel to the Borrowers.
     9.6 Compliance Certificate. The Administrative Agent shall have received from the Borrowers a Compliance Certificate showing compliance with the Financial Covenants set forth in §8.1 and §8.3.
     9.7 Mont Re Financial Strength Rating. The A.M. Best Financial Strength Rating of Mont Re shall be A- or better.
     9.8 Payment of Fees and Expenses. The Borrowers shall have paid to the Lenders, the Administrative Agent, or the Arranger as appropriate, all amounts due and owing under the Existing Agreement, and all fees required to be paid pursuant to the Fee Letter and any and all other fees and expenses incurred by the Administrative Agent in connection with this Credit

Agreement and the other Loan Documents, including, without limitation, legal fees and expenses.
     9.9 No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2006 in the business, properties, condition (financial or otherwise), assets, operations, income or prospects of the Parent and its Subsidiaries taken as a whole, Mont Re individually or Mont Re and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date.
     9.10 Representations True; No Event of Default. The representations and warranties set forth in §5 shall be true and correct as of the Closing Date and no Default or Event of Default shall have occurred and be continuing. The Administrative Agent shall have received a certificate of the Borrowers signed by a Responsible Officer of the Borrowers to that effect.
     9.11 Process Agent Letter. A letter from the Process Agent agreeing to the terms of §14.14.
10. CONDITION TO ALL CREDIT EXTENSIONS.
     The obligation of each Lender and of the Fronting Bank to make a Credit Extension, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:
     10.1 Representations True; No Event of Default. Each of the representations and warranties of the Borrowers contained in this Credit Agreement (other than §5.4), the other Loan Documents to which a Borrower is a party or in any document or instrument delivered by the Borrowers pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the Credit Extension, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate do not have a Material Adverse Effect, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.
     10.2 No Legal Impediment. No change shall have occurred in any applicable law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Applicable Issuing Party would make it illegal for the applicable Issuers to make such Credit Extension.
     10.3 Documents. The Administrative Agent shall have received all information and such documents as the Administrative Agent may reasonably request in connection with such Credit Extension.
11. EVENTS OF DEFAULT; ACCELERATION; ETC.
     11.1 Events of Default and Acceleration. Upon the occurrence and continuance of any of the following events of default (each an “Event of Default”):

               (a) default in the payment of any of the Obligations consisting of Reimbursement Obligations or the principal amount of the Loans;
               (b) default in the payment of any Obligations (other than those specified in clause (a) above) under any of the Loan Documents, including, without limitation, default in the payment of Fees and interest, which shall continue for more than three (3) Business Days;
               (c) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of a Borrower herein, in any Loan Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made;
               (d) default in the performance of any of the agreements or covenants of the Borrowers set forth in §§6.5, 6.6, 6.10, 7.1, 7.4, 7.5, 7.6,8.1, 8.2 or 8.3 after the date upon which any applicable grace or cure periods that are expressly herein provided shall have elapsed;
               (e) default in the performance of any of the agreements or covenants of the Borrowers under this Credit Agreement or any other Loan Document (other than those specified in §§11.1(a), (b), (c) or (d) or above) and continuance of such default for a period of 30 days after the date upon which (x) any Responsible Officer had actual knowledge of such default or (y) any applicable grace or cure periods that are expressly herein provided shall have elapsed;
               (f) a Borrower shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;
               (g) a Material Party admits in writing that it is generally unable to pay debts as they mature or become due;
               (h) a Material Party makes a general assignment for the benefit of creditors;
               (i) the commencement of a proceeding by or against a Material Party under the federal Bankruptcy Code or the equivalent under Bermuda law, or any other federal, state or Bermuda laws seeking to adjudicate a Material Party as bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of a Material Party or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, debtor in possession, examiner or other similar official for a Material Party or any substantial part of a Material Party’s property, with or without consent of such Material Party, for any purpose whatsoever and, in the case of any such proceeding instituted against a Material Party (but not instituted by it), either such proceeding shall remain unstayed and undismissed for a period of sixty (60) days; or any of the following actions sought in such proceeding shall occur: the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, a Material Party or for any substantial part of its property;

               (j) the taking of any action by a regulatory authority to obtain control of a Borrower, a substantial part of its assets (which shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof);
               (k) a Change in Control shall occur;
               (l) there shall occur any (i) default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of a Material Party if the aggregate amount of Debt of a Borrower and/or any other Material Party which is accelerated or due and payable, or which (subject to any applicable grace period) may be accelerated or otherwise become due and payable, by reason of such default or defaults is $25,000,000 or more, (ii) default in the performance or observance of any obligation or condition with respect to any such other Debt of, or guaranteed by, a Material Party if the effect of such default or defaults is to accelerate the maturity (subject to any applicable grace period) of any such Debt of $25,000,000 or more in the aggregate or to permit the holder or holders of such indebtedness of $25,000,000 or more in the aggregate, or any trustee or agent for such holders, to cause such Debt to become due and payable prior to its expressed maturity, (iii) a final judgment or judgments which exceed an aggregate of $25,000,000 (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and is not denying coverage in writing) shall be rendered against a Material Party and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of such judgment(s).
     If any Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Lenders and the Fronting Bank shall be relieved of all further obligations to make Loans and to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve a Borrower or any of its Subsidiaries of any of its Obligations and upon such termination of the credit hereunder, all Obligations and all interest accrued and unpaid thereon shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers. Notwithstanding anything to the contrary contained herein, no notice given or declaration by the Administrative Agent pursuant to this §11 shall affect (i) the obligation of the Lenders, the Fronting Bank or the LC Administrator to make any payment under any Letter of Credit in accordance with the terms of such Letter of Credit or (ii) the obligations of each Lender in respect of each Letter of Credit.
     If any Event of Default shall occur and be continuing, the Administrative Agent may or, at the request of the Required Lenders, shall require that each Borrower Cash Collateralize outstanding Letters of Credit issued for its account in an amount equal to the Dollar Equivalent of the sum of the Maximum Drawing Amount of all such Letters of Credit; provided, however, that upon the occurrence of an event described in §11.1(i) or (j), the obligation of each Lender and the Fronting Bank to make Credit Extensions shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligations of each Borrower to Cash

Collateralize its Obligations with respect to Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
     If any Event of Default shall occur and be continuing, the Cash Collateral of and any amounts received on account of a Borrower’s Obligations (including proceeds of Cash Collateral)shall be applied by the Administrative Agent in the following order:
          First, to the Administrative Agent for the account of the Fronting Bank and the Lenders, Cash Collateral equal to the Dollar Equivalent of the Maximum Drawing Amount of the Letters of Credit issued for the account of such Borrower;
          Second, to payment of that portion of the Obligations of such Borrower constituting fees, indemnities, expenses (including expenses incurred in the sale or collection of such Borrower’s Cash Collateral) and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;
          Third, to payment of that portion of such Borrower’s Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Fronting Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Fronting Bank and amounts payable under Article 3), ratably among them in proportion to the respective amounts described in this clause Third payable to them;
          Fourth, to payment of that portion of such Borrower’s Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Unpaid Reimbursement Obligations and other Obligations, ratably among the Lenders and the Fronting Bank in proportion to the respective amounts described in this clause Fourth payable to them;
          Fifth, to payment of that portion of such Borrower’s Obligations constituting unpaid principal of the Loans and Unpaid Reimbursement Obligations, ratably among the Lenders and the Fronting Bank in proportion to the respective amounts described in this clause Fifth held by them; and
          Last, the balance, if any, after all of such Borrower’s Obligations have been indefeasibly paid in full and all Letters of Credit have expired, to such Borrower or as otherwise required by Law.
     Amounts held pursuant to clause First above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

12. THE ADMINISTRATIVE AGENT.
     12.1 Authorization.
               (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, provided, that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.
               (b) The LC Administrator shall act on behalf of the Lenders with respect to any Several Letters of Credit issued by the Lenders and the documents associated therewith and shall have all of the benefit and immunities provided to the Administrative Agent in this Article 12 with respect to any acts taken or omissions suffered by the LC Administrator in connection with Several Letters of Credit issued or proposed to be issued by the Lenders and the application and agreements for letters of credit pertaining to the Several Letters of Credit as fully as if the term “Administrative Agent”, as used in this Article 12, included the LC Administrator with respect to such acts or omissions
               (c) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term “Administrative Agent” is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.
               (d) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a “representative” of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as “secured party”, “mortgagee” or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.
               (e) Anything herein to the contrary notwithstanding, none of the Book Managers, Arrangers or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, Fronting Bank or the L/C Administrator hereunder.

     12.2 Employees and Administrative Agents. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine.
     12.3 No Liability. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.
     12.4 No Representations.
               12.4.1 General. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Obligations, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to any of the Obligations, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Obligations or to inspect any of the properties, books or records of the Borrowers or any of their Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by either Borrower or any Lender shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of either Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.
               12.4.2 Closing Documentation, etc. For purposes of determining compliance with the conditions set forth in §9, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Arranger to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent or the Arranger acting upon the Borrowers’ account shall have received notice from such Lender not less than two (2) days prior to the Closing Date specifying such

Lender’s objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent or the Arranger to such effect on or prior to the Closing Date.
     12.5 Payments.
               12.5.1 Payments to Administrative Agent. A payment by a Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender’s pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.
               12.5.2 Distribution by Administrative Agent. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
               12.5.3 Delinquent Lenders. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that (a) fails (i) to fund a Loan or a drawing under a Several Letter of Credit or purchase any Letter of Credit Participation that it is required to fund or purchase, as the case may be, within one Business Day, (ii) to comply with the provisions of §14.1 with respect to making dispositions and arrangements with the other Lenders, where such Lender’s share of any payment received, whether by set-off or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement unless such failure has been cured or is the subject of a good faith dispute, or (b) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding, shall be deemed delinquent (a “Delinquent Lender”) and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied.
     12.6 Holders of Participations. The Administrative Agent may deem and treat the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such purchaser or by a subsequent holder, assignee or transferee.
     12.7 Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent and its Affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such Affiliate has not been reimbursed by the Borrowers as required by §12.3), and liabilities of every nature and character arising out of or related to this Credit Agreement or any of the other Loan Documents, or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent’s willful misconduct or gross negligence.
     12.8 Administrative Agent as Lender. In its individual capacity, Bank of America shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.
     12.9 Resignation. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrowers; provided that any such resignation by Bank of America shall also constitute its resignation as Fronting Bank and as LC Administrator (except as to Letters of Credit issued by it and then outstanding). Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution (a) having a senior unsecured debt rating of not less than “A+” or its equivalent by S&P and (b) so long as no Default or Event of Default has occurred, approved by the Borrowers in their reasonable discretion. If no successor shall have been so appointed and accepted within sixty (60) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     12.10 Administrative Agent May File Proofs of Claim.
          (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial, administrative or like proceeding or any assignment for the benefit of creditors relative to a Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Reimbursement Obligation or Unpaid Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Borrower) shall be entitled and empowered, by intervention in such proceeding, under any such assignment or otherwise:
     (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Fronting Bank, the LC Administrator and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Fronting Bank, the LC Administrator and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Fronting Bank, the LC Administrator and the Administrative Agent under this Credit Agreement) allowed in such proceeding or under any such assignment; and
     (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
          (b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding or under any such assignment is hereby authorized by each Lender, the Fronting Bank and the LC Administrator to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Fronting Bank or the L/C Administrator, nevertheless to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Credit Agreement.
          (c) Nothing contained herein shall authorize the Administrative Agent to consent to or accept or adopt on behalf of any Lender, the Fronting Bank or the LC Administrator any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owed to such Lender, the Fronting Bank or the LC Administrator or the rights of any Lender, the Fronting Bank or the LC Administrator or to authorize the Administrative Agent to vote in respect of the claim of any Lender, the Fronting Bank, the LC Administrator in any such proceeding or under any such assignment.
     12.11 Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this §12.11 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

     12.12 Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of this Credit Agreement and the other Loan Documents authorizing the sale or other disposition of all or any part of the Cash Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Cash Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.
13. SUCCESSORS AND ASSIGNS.
     13.1 General Conditions. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of §13.2, or (b) by way of participation in accordance with the provisions of §13.4 or (c) by way of pledge or assignment of a security interest subject to the restrictions of §13.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in §13.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.
     13.2 Assignments. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitments); provided, that (a) except in the cases of an assignment of the entire remaining amount of the assigning Lender’s Commitments or, of an assignment to a Lender or a Lender Affiliate, the aggregate amount of the Commitments being assigned shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers, otherwise consent (each such consent not to be unreasonably withheld or delayed); (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Commitment assigned, it being understood that non-pro rata assignments of or among the Commitments and the related Reimbursement Obligations and the related Loans are not permitted; (c) any assignment of a Commitment must be approved by the Administrative Agent, the Fronting Bank and so long as no Default or Event of Default has occurred and is continuing, the Borrowers, (such approval of the Borrowers not to be unreasonably withheld), unless the Person that is the proposed assignee is itself a Lender with a Commitment; (d) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided, that such processing and recordation fee may be waived by the Administrative Agent, in its sole discretion) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and (e) if applicable, the LC Administrator shall have delivered to the respective beneficiaries of outstanding Several Letters of Credit amendments (or, in the case of any Several Letter of Credit issued individually by the Lenders, a replacement Several Letter of Credit in exchange for and the return or cancellation of the original Several Letter of Credit) which reflect any changes in the Lenders and/or the Commitment Percentages resulting from such assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to §13.3, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of §§14.2 and 14.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with §13.4.
     13.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     13.4 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment); provided, that (a) such Lender’s obligations under this Credit Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this

Credit Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any Letter of Credit Fee to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest. Subject to §13.5, each Borrower agrees that each Participant shall be entitled to the benefits of §§3.3, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to §13.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of §14.1 as though it were a Lender, provided such Participant agrees to be subject to §14.1 as though it were a Lender.
     13.5 Payments to Participants. A Participant shall not be entitled to receive any greater payment under §§3.3, 3.4 and 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.
     13.6 Miscellaneous Assignment Provisions. A Lender may at any time grant a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, in connection with any pledge or assignment to secure obligations to any of the twelve Federal Reserve Administrative Agents organized under §4 of the Federal Reserve Act, 12 U.S.C. §341; provided that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of either Borrower or the Administrative Agent hereunder.
     13.7 Assignee or Participant Affiliated with the Borrowers. If any assignee Lender is an Affiliate of the Borrowers, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to §11, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender’s interest in any of the Reimbursement Obligations. If any Lender sells a participating interest in any of the Reimbursement Obligations to a Participant, and such Participant is a Borrower or an Affiliate of the Borrowers, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to §11 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Reimbursement Obligations to the extent of such participation.
14. PROVISIONS OF GENERAL APPLICATIONS.
     14.1 Setoff. Each Borrower hereby grants to the Administrative Agent and each of the Lenders a continuing lien, security interest and right of set-off as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to such Borrower and any securities or other property of such Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations of such Borrower and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Borrower to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
     14.2 Expenses. The Borrowers jointly and severally agree to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) the reasonable fees, expenses and disbursements of the Administrative Agent’s Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (c) the fees, expenses and disbursements of the Administrative Agent and the Arrangers incurred by the Administrative Agent or the Arrangers in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, (d) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys’ fees and costs, which attorneys may be employees of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges so long as the engagement of such professionals is reasonable) incurred by any Lender or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against either Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation or proceeding arising hereunder or related hereto or in any way related to any Lender’s or the Administrative Agent’s relationship hereunder with either Borrower or any of its Subsidiaries and (e) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with UCC searches or UCC filings. The covenants contained in this §14.2 shall survive payment or satisfaction in full of all other obligations.
     14.3 Indemnification. Each Borrower jointly and severally agrees to indemnify and hold harmless the Administrative Agent, the Fronting Bank, the LC Administrator, the Lenders and their respective Affiliates, directors, officers, employees, agents and advisors (collectively, the “Indemnitees”) from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by either Borrower or any of its Subsidiaries of the Letters of Credit or Loans or (b) the Borrowers entering into or performing this Credit Agreement or any of the other Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided however that the Borrowers shall have no obligation to indemnify any Indemnitee for any liability, losses, damages or expenses resulting solely from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Credit Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Credit Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). Subject to §14.4 below, in litigation, or the preparation therefor, the Indemnitees shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this §14.3 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this §14.3 shall survive payment or satisfaction in full of all other Obligations.
     14.4 Payments by Borrowers with respect to Indemnified Persons.
          (a) Any Person entitled to reimbursement for expenses pursuant to §14.2 or indemnification pursuant to §14.3 (an “Indemnified Person”) shall promptly notify the Borrowers in writing as to any action, claim, suit, proceeding or investigation for which indemnity may be sought. After such notice to the Borrowers, so long as the position of the Borrowers is not adverse to that of the Indemnified Person, the Borrowers shall be entitled to participate in, and to the extent that it shall elect by written notice delivered to such Indemnified Person promptly after receiving the aforesaid notice of such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person in such action, claim, suit, proceeding or investigation and shall pay as incurred the reasonable fees and expenses of such counsel related to such action, claim, suit, proceeding or investigation.
          (b) In any action, claim, suit, proceeding or investigation, any Indemnified Person shall have the right to retain its own separate counsel at such Indemnified Person’s own expense and not subject to reimbursement by either Borrower; provided, however, that the Borrowers shall pay as incurred the reasonable fees and expenses of such counsel incurred in connection with investigating, preparing, defending, paying, settling or compromising any action, claim, suit, proceeding or investigation if (i) the parties to such action, claim, suit, proceeding or investigation include both the Indemnified Person and the Borrowers and there may be legal defenses available to such Indemnified Person which are different from or additional to those available to the Borrowers; (ii) the use of counsel chosen by the Borrowers to represent both the Borrowers and such Indemnified Person would present such counsel with an actual or potential conflict of interest; (iii) the Borrowers shall not have employed satisfactory counsel to represent the Indemnified Person within a reasonable time after notice of the institution of such action, claim, suit, proceeding or investigation; (iv) the Borrowers have not provided the Indemnified Person with adequate assurance of its acceptance of its liability for the underlying claim pursuant to §14.3 and of its financial capacity to pay the full amount of such underlying claim or (v) the Borrowers shall authorize the Indemnified Person to employ separate counsel (in addition to any local counsel) at the expense of the Borrowers. The Borrowers shall not, in connection with any action, claim, suit, proceeding or investigation, be liable for the fees and expenses of more than one separate firm of legal counsel for all Indemnified Parties, except to the extent the use of one counsel to represent all Indemnified Persons would present such counsel with an actual or potential conflict of interest, and in the event that separate counsel is to be retained to represent one or more Indemnified Parties, such separate counsel shall be chosen by Administrative Agent.
          (c) Each Indemnified Person agrees that, unless the Borrowers are unable to comply with the provisions set forth in §14.4(a) above, without the Borrowers’ prior written consent (not to be unreasonably withheld), it will not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any claim, action, suit, proceeding or investigation in respect of which indemnification could be sought hereunder unless such settlement, compromise, consent or termination includes an unconditional release of the Borrowers and the Indemnified Person from all liabilities arising out of such claim, action, suit, proceeding or investigation.
     14.5 Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents to which a Borrower is a party or in any documents or other papers delivered by or on behalf of a Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the issuance, extension or renewal of any Letters of Credit or Loans, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or Loan or any amount due under this Credit Agreement or any of the other Loan Documents remains outstanding or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit or Loan , and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any Letter of Credit Application or Compliance Certificate delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrowers shall constitute representations and warranties by the Borrowers hereunder.
     14.6 Notices and Other Communications; Facsimile Copies.
          (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrowers, the Administrative Agent, the Fronting Bank or the LC Administrator, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 14.6 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
     (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the Administrative Agent, the Fronting Bank and the LC Administrator.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
          (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to §2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
          (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, the LC Administrator or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses resulted solely from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the LC Administrator or any other Person for indirect, special, incidental, consequently or punitive damages (as opposed to direct or actual damages).

          (d) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Borrowers, the Administrative Agent, the Fronting Bank, the LC Administrator and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
          (e) Reliance by Administrative Agent and Lenders. The Administrative Agent, the Fronting Bank, the LC Administrator and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Fronting Bank, the LC Administrator and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     14.7 Miscellaneous. This Credit Agreement shall not be in any way affected by the extension of time or renewal of any of the Obligations, the modification in any manner or the taking or release in whole or in part of any security therefor or the obligations of the Borrowers or any endorsers, sureties, guarantors or other parties or the granting of any other indulgences to the Borrowers. No termination of this Credit Agreement shall be effective until the Obligations of the Borrowers secured by this Credit Agreement have been satisfied in full.
     14.8 Successors and Assigns. This Credit Agreement shall inure to the benefit of the Administrative Agent, the Fronting Bank, the LC Administrator and the Lenders and its and their successors and assigns and shall bind the Borrowers and the successors, representatives, legal representatives and/or heirs and assigns of the Borrowers.
     14.9 Choice of Law/Binding Effect. This Credit Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York, excluding the laws applicable to conflicts or choice of law (other than Section 5-1401 of the New York General Obligations Law). Regardless of any provision in any other agreement, for purposes of Article 9 of the uniform commercial code as in effect in the State of New York, New York shall be deemed to be the Administrative Agent’s, the Fronting Bank’s, the LC Administrator’s and the Lenders’ jurisdiction.
     14.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS,

STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF ANY OF THE PARTIES HERETO RELATING TO ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, each of the Borrowers, the Fronting Bank, the LC Administrator, the Lenders and the Administrative Agent hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers (a) certifies that no representative, agent or attorney of any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent has represented, expressly or otherwise, that such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent, the Fronting Bank, the LC Administrator and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.
     14.11 Delivery of Additional Documents. Each of the Borrowers agree to execute and deliver to the Administrative Agent and/or third parties designated by the Administrative Agent such additional documents, notices, requests and other instruments as the Administrative Agent deems reasonably necessary or advisable to protect the Administrative Agent’s rights under this Credit Agreement.
     14.12 Confidentiality. Each Lender agrees to maintain and to cause its Affiliates to maintain the confidentiality of all information provided to it by the Borrowers or any Subsidiary of the Borrowers, or by the Administrative Agent on behalf of the Borrowers or any Subsidiary of either of them, under this Credit Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Credit Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated directly with the Borrowers or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or its Affiliates or in violation of any applicable confidentiality agreement known to the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers and/or with any restrictions on its use known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any governmental authority or self regulatory body to which the Lender is subject or in connection with an examination of such Lender by any such authority; provided that the Lender makes reasonable efforts to request confidential treatment of such information to the extent permitted by law; (B) pursuant to subpoena or other court process; (C) as may be required (in such Lender’s reasonable judgment) in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender’s independent auditors and other professional advisors who agree to the confidentiality provisions hereof; and (G) to any Participant or Eligible Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder.

     14.13 Consents, Amendments, Waivers, Etc. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by a Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:
          (a) without the written consent of the Borrowers and each Lender directly affected thereby:
     (i) reduce or forgive the principal amount of any Loan or Reimbursement Obligations, or reduce the Letter of Credit Fee, the Commitment Fee or interest on amounts due hereunder or under the other Loan Documents (other than interest accruing pursuant to §2.7.5 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);
     (ii) increase the amount of such Lender’s Commitment or extend the expiration date of such Lender’s Commitment;
     (iii) postpone or extend either Commitment Termination Date or any other regularly scheduled dates for payments of the Loans or Reimbursement Obligations or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the Default Rate and (B) any vote to rescind any exercise of remedies made pursuant to §11 of amounts owing with respect to the Obligations shall require only the approval of the Required Lenders); and
     (iv) other than pursuant to a transaction permitted by the terms of this Credit Agreement, release all or substantially all of the Cash Collateral (excluding, if a Borrower or any Subsidiary of a Borrower becomes a debtor under the federal Bankruptcy Code, the release of “cash collateral”, as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders);
          (b) without the written consent of all of the Lenders, amend or waive this §14.13 or the definition of Required Lenders;
          (c) without the written consent of the Administrative Agent, amend or waive §12, the amount or time of payment of any fees or expenses payable to the Administrative Agent or any other provision applicable to the Administrative Agent;

          (d) Without the written consent of the Fronting Bank and the LC Administrator, the rights or duties of the Fronting Bank and the LC Administrator under this Credit Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it.
No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances. The Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Delinquent Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     14.14 Agent for Service. The Borrowers have irrevocably designated, appointed, and empowered CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its designee, appointee and agent to receive and accept for and on its behalf, service of any and all legal process, summons, notices and documents which may be served in any action, suit or proceedings brought against the Borrowers in any United States or State of New York court. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Borrowers agree to designate a new designee, appointee and agent in the Borough of Manhattan, The City of New York on the terms and for the purposes of this §14.14 satisfactory to the Administrative Agent. Each Borrower further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any action, suit or proceeding against each Borrower by serving a copy thereof upon the relevant agent for service of process referred to in this §14.14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to such Borrower at its address specified in §14.6 hereof. Each Borrower agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Lenders or the Administrative Agent to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Borrowers or bring actions, suits or proceedings against the Borrowers in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each of the Borrowers, the Administrative Agent and the Lenders irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Credit Agreement or any other Loan Document brought in the United States Federal courts located in the Borough of Manhattan, The City of New York or the courts of the State of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Borrowers, the Administrative Agent and the Lenders each waive personal service of any summons, complaint or other process and irrevocably consent to the service of process by registered mail, postage prepaid, or by any other means permitted by New York or federal law.

     14.15 Conversion. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Credit Agreement in Dollars into any other currency (hereinafter in this §14.15 called the “second currency”), then the conversion shall be made at the rate of exchange used by the Administrative Agent prevailing on the Business Day preceding the day on which the judgment is given or (as the case may be) the order is made. In the event that there is a difference between the rate of exchange on the basis of which the amount of such judgment or order is determined and the rate of exchange prevailing on the date of payment, then the rate of exchange prevailing on the date of payment shall govern the amount owing hereafter, and each Borrower agrees to pay such amount as may be necessary to ensure that the amount paid on such date in the second currency is the amount in such second currency which, when converted at the rate of exchange for buying Dollars with the second currency prevailing on the date of payment, is the amount which was due under this Credit Agreement in Dollars before such judgment was obtained or made. Any amount due from a Borrower to the Administrative Agent and/or the Lenders under the second sentence of this §14.15 will be due as a separate debt of such Borrower to the Administrative Agent and/or the Lenders, shall constitute an Obligation hereunder and shall not be affected by judgment or order being obtained for any other sum due under or in respect of this Credit Agreement. The covenants contained in this §14.15 shall survive the payment in full of all of the other Obligations of the Borrowers under this Credit Agreement.
     14.16 Counterparts. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.
     14.17 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     14.18 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Credit Agreement and those of any other Loan Document, the provisions of this Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Credit Agreement.
     14.19 Severability. If any provision of this Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     14.20 Tax Forms.
          (a) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrowers pursuant to this Credit Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrowers pursuant to this Credit Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrowers and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrowers pursuant to this Credit Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its lending office) to avoid any requirement of applicable laws that any Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.
          (b) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.
     14.21 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each of the Arrangers each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor either Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or such Arranger has advised or is currently advising any of the Borrower or its Affiliates on other matters) and neither the Administrative Agent nor any Arranger has any obligation to the Borrower or its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor either Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.
     14.22 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

MONTPELIER REINSURANCE LTD.

By:	/s/ William Pollett

Name:	William Pollett

Title:	Treasurer

MONTPELIER RE HOLDINGS LTD.

By:	/s/ William Pollett

Name:	William Pollett

Title:	Treasurer

364-Day Credit Agreement

BANK OF AMERICA, N.A., individually as Administrative Agent, Fronting Bank, LC Administrator and Lender

By:	/s/ Debra Basler

Name:	Debra Basler

Title:	Senior Vice President

364-Day Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender and Syndication Agent

By:	/s/ Daniel S. Serrao

Name:	Daniel S. Serrao

Title:	Senior Vice President

364-Day Credit Agreement

CREDIT SUISSE, Cayman Islands Branch

By:	/s/ Jay Chall

Name:	Jay Chall

Title:	Director

By:	/s/ Alain Schmid

Name:	Alain Schmid

Title:	Assistant Vice President

364-Day Credit Agreement

THE BANK OF NEW YORK

By:	/s/ Michael Pensari

Name:	Michael Pensari

Title:	Vice President

364-Day Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ John S. McGill

Name:	John S. McGill

Title:	Director

By:	/s/ Michael Campites

Name:	Michael Campites

Title:	Vice President

364-Day Credit Agreement

ING BANK N.V., LONDON BRANCH

By:	/s/ N.J. Marchant

Name:	N.J. Marchant

Title:	Director

By:	/s/ M.E.R. Sharman

Name:	M.E.R. Sharman

Title:	Managing Director

364-Day Credit Agreement

LEHMAN BROTHERS BANK, FSB

By:	/s/ Janine M. Shugan

Name:	Janine M. Shugan

Title:	Authorized Signatory

364-Day Credit Agreement

EXHIBIT A
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower(s):

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of June 8, 2007, among Montpelier Reinsurance Ltd., Montpelier Re Holdings Ltd., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

6.	Assigned Interest:

Aggregate
	Amount of	Amount of	Percentage
	Commitment	Commitment	Assigned of	CUSIP
Facility Assigned	for all Lenders*	Assigned*	Commitment[1]	Number
Commitment	$	$	%
[7. Trade Date: __________________]2
Effective Date:                     , 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]3
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:
[Consented to and]4 Accepted:
BANK OF AMERICA, N.A., as
     Administrative Agent and Fronting Bank

By:
Title:

MONTPELIER REINSURANCE LTD.

By:

Title:
[Consented to:]5

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[2]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[3]	The Effective Date will be subject to the provisions of Section 13.2 of the Credit Agreement.

[4]	To be added only if the consent of the Administrative Agent and the Issuing Bank is required by the terms of the Credit Agreement.

[5]	To be added only if the consent of Mont Re is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
[___________________]6
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) under current law, no tax is required to be withheld by the Borrowers with respect to any payments (including fees) to be made to Assignee under the Credit Agreement or any other Credit Document, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of either Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by either Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) it is an NAIC Approved Bank with a rating of “A3” or better from Moody’s and/or “A” or better from Standing & Poor’s and/or “A-“ or better from Fitch, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by such Assigned Interest and it is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive, copies of the most recent financial statements delivered pursuant to Section 6.4 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Non-U.S. Lender, attached hereto is any documentation required to be

[6]	Describe Credit Agreement at option of Administrative Agent.

delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
FORM OF LOAN NOTICE
Date:                       , ____
To:       Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of June 8, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement” the terms defined therein being used herein as therein defined), among Montpelier Reinsurance Ltd (“Mont Re”)., Montpelier Re Holdings Ltd. (the “Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Issuing Bank.
     The undersigned Borrower hereby requests, on behalf of itself (select one):

☐ A Borrowing of Loans	☐ A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of .

3.	Comprised of .
[Type of Loan requested]

4.	For Eurocurrency Rate Loans: with an Interest Period of ___ months.

MONTPELIER RE HOLDINGS LTD./MONTPELIER REINSURANCE LTD.

By:

Name:

Title:

B-1

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
                     , ______, 200__
Bank of America, N.A.
[insert Agency address]
     Re:    Montpelier Reinsurance Ltd. and Montpelier Re Holdings Ltd.
     Reference is made to the Credit Agreement, dated as of June 8, 2007 (as amended to date, the “Credit Agreement”), by and among Montpelier Reinsurance Ltd., a company organized under the laws of Bermuda (“Mont Re”), Montpelier Re Holdings Ltd. (the “Parent”), the lenders party thereto (the “Lenders”) and Bank of America, N.A. as administrative agent for the lenders (the “Administrative Agent”). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Reimbursement and Pledge Agreement.
     This Compliance Certificate is being furnished to the Administrative Agent pursuant to Section 6.4(d) of the Credit Agreement. The undersigned officer of Parent and the undersigned officer of Mont Re each hereby certifies to you as follows: the information furnished in the calculations attached hereto was true and correct as of the last day of the fiscal period ended                       and the undersigned officer of Parent and Mont Re each hereby certifies to that as of the date of this certificate, there exists no Event of Default under any of the Loan Documents (as defined in the Reimbursement and Pledge Agreements).
     IN WITNESS WHEREOF, each undersigned officer has executed this Compliance Certificate as of the date first written above.

MONTPELIER RE HOLDINGS LTD.

By:

Name:

Title:

MONTPELIER REINSURANCE LTD.

By:

Name:

Title:

Compliance Certificate Worksheet
for
MONTPELIER RE HOLDINGS LTD.
and
MONTPELIER REINSURANCE LTD.
                       ___, 200_

1. Section 8.1 – Leveraged Ratio

A. Consolidated Debt of the Parent and its Subsidiaries	$

B. Hedging Obligations	$

C. Consolidated Debt (Item A minus Item B)	$

D. Consolidated Net Worth	$

E. Item C plus Item D	$

F. Ratio of Item C to Item E		%

Item 1 is not permitted to exceed 30%.

2. Section 8.2 – A.M. Best Rating

A.M. Best Rating of Mont Re

A.M. Best Rating is not permitted to fall below the rating of “B++”.

3. Section 8.3 – Mont Re Net Worth

A. Mont Re Net Worth as of Statement Date	$

B. 50% of Mont Re Consolidated Net Income for each full fiscal quarter ending after March 31, 2007 (no reduction for losses):	$

C. 50% of increases in Mont Re’s shareholders’ equity after March 31, 2007 from issuance and sale of Capital Stock:	$

D. Minimum required Mont Re Net Worth (Lines III.B +III.C plus $1,300,000,000):	$

E. Excess (deficient) for covenant compliance (Item A – D):	$

3. Schedule 5.13 to the Credit Agreements is hereby replaced with Schedule 5.13 attached hereto.

SCHEDULE 5.13
SUBSIDIARIES AND
OTHER EQUITY INVESTMENTS
[TO BE UPDATED]

Name of		Insurance	Material
Subsidiary	Jurisdiction	Subsidiary	Party	Ownership
Montpelier Reinsurance Ltd.	Bermuda	Yes	Yes	100% owned by Montpelier Re Holdings Ltd.

Montpelier Marketing Services (UK) Limited	United Kingdom	No	No	100% owned by Montpelier Reinsurance Ltd.

Montpelier Agency Ltd.	Bermuda	No	No	100% owned by Montpelier Reinsurance Ltd.

Montpelier Capital Advisors Ltd.	Bermuda	No	No	100% owned by Montpelier Re Holdings Ltd.

Montpelier Re U.S. Holdings Ltd.	Delaware	No	No	100% owned by Montpelier Re Holdings Ltd.

Montpelier Technical Resources Ltd.	Delaware	No	No	100% owned by Montpelier Re U.S. Holdings Ltd.

Montpelier Underwriting Inc.	Delaware	No	No	100% owned by Montpelier Re U.S. Holdings Ltd.

Name of Investment Entity	Jurisdiction	Ownership
Blue Ocean Holdings Re Ltd.	Bermuda	43%

MRH Capital Trust I	Delaware	100% of common securities owned by Montpelier Re Holdings Ltd.

MRH Capital Trust II	Delaware	100% of common securities owned by Montpelier Re Holdings Ltd.

EXHIBIT D
FORM OF SEVERAL LETTER OF CREDIT
Date:
[IRREVOCABLE DOCUMENTARY CREDIT NO.                                            ]
[Beneficiary]
[Address]
Ladies and Gentlemen:
     We, the issuing banks listed below (hereinafter referred to individually as a “Letter of Credit Bank,” and collectively, the “Letter of Credit Banks”), hereby establish in your favor for the account of Montpelier Reinsurance Ltd. this clean Irrevocable Letter of Credit No.                    in the amount up to but not exceeding the Letter of Credit Commitment (as defined below).
     This Letter of Credit is not subject to any condition or qualifications not set forth herein.
     The maximum liability of each Letter of Credit Bank with respect to any demand for payment made hereunder shall be its Commitment Share of the amount of such demand for payment, as follows:

MAXIMUM SHARE OF
	COMMITMENT		LETTER OF CREDIT
LETTER OF CREDIT BANK	SHARE		COMMITMENT
[Lender]		%	U.S.$

[Lender]		%	U.S.$

[Lender]		%	U.S.$

TOTAL	100%		U.S.$
     The obligations of the Letter of Credit Banks hereunder are several and not joint, and no Letter of Credit Bank shall be responsible or otherwise liable for the failure of any other Letter of Credit Bank to perform its obligations hereunder, nor shall the failure of any Letter of Credit Bank to perform its obligations under this Letter of Credit relieve any other Letter of Credit Bank of its obligations hereunder.

          Each drawing honored by the Letter of Credit Banks shall reduce the Letter of Credit Amount pro tanto.
     Subject to the further provisions of this Letter of Credit, demands for payment may be made by you on or prior to the Expiration Date (as defined below) from time to time hereunder by presentation to Bank of America, N.A., as agent (in such capacity, the “Letter of Credit Agent”) of a draft signed by a person purporting to be your authorized officer. Such draft may be in the form of a writing or in the form of a telex or other writing transmitted by any telecommunication facility (in which case a signed copy shall thereafter be promptly sent to the Letter of Credit Agent). Such draft shall be dated the date of presentation and shall be presented at the Letter of Credit Agent’s office located at One Fleet Way, Scranton, PA 18507, or via facsimile in accordance herewith.
     We the Letter of Credit Banks listed herein hereby agree that all demands for payment hereunder made in compliance with the terms of this Letter of Credit will be duly honored by us upon delivery of the draft as specified above and if presented at the Letter of Credit Agent’s aforesaid office on or before the Expiration Date hereof. Demand for payment may be made by you under this Letter of Credit at any time during the Letter of Credit Agent’s business hours at its aforesaid address at One Fleet Way, Scranton, PA 18507, or via facsimile in accordance herewith on a Business Day (as hereinafter defined). Each drawing under this Letter of Credit shall be remitted to you in accordance with your instructions. The obligation of the Letter of Credit Banks to honor demands for payment is not contingent upon reimbursement with respect thereto.
     As used in this Letter of Credit:
     (a) “Business Day” means any day other than a Saturday, a Sunday and any day on which banking institutions in Chicago, Illinois are authorized by law to close.
     (b) “Letter of Credit Commitment” means $                    .
     Only you may make a drawing under this Letter of Credit. Upon payment to you of its Commitment Share of the Letter of Credit Commitment specified in a demand presented hereunder, a Letter of Credit Bank shall be fully discharged of its obligation under this Letter of Credit to the extent of its Commitment Share of such demand and such Letter of Credit Bank shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand.
     The term “you” as used herein includes any successor to you by operation of law. If a court of law appoints a successor in interest to you, then the term “you” includes, and, if the Letter of Credit Agent has written notice thereof, is limited to, the court-appointed domiciliary receiver (including conservator, rehabilitator or liquidator).
     This Letter of Credit shall expire on the earlier of (i) 5:00 p.m. (Chicago time) on                      , 200___ (or if such day shall not be a Business Day, the preceding Business Day)[;

provided, however, that such date (or any extended date) shall be extended for one year unless at least 30 days prior to such date (or such extended date) the Letter of Credit Agent has given you prior written notice of such expiration at your address above or at such address as you may have provided us with prior notice thereof] (such date, as so extended, shall be called the “Expiration Date”). No drawing may be made by you after the Expiration Date. Provided that we are not in default with respect to our obligations under this Letter of Credit, you shall surrender this Letter of Credit to the Letter of Credit Agent promptly following our request therefor on or after the Expiration Date.
     This Letter of Credit is not assignable or transferable. This Letter of Credit is subject to and governed by the law(s) of the State of New York, and the International Standby Practices 98 (ISP98) (International Chamber of Commerce Publication No. 590), except that, if the Letter of Credit Agent is closed for reasons described in Article 3.14, thereof, the Letter of Credit Agent hereby agrees to effect payment, if this Letter of Credit is drawn against otherwise in compliance with the terms and conditions hereof, within thirty (30) days after the resumption of business. In the event of any conflict, the laws of the State of New York will control.
     All drafts presented to us in connection with any demand for payment hereunder, as well as all notices and other communications to us in respect of this Letter of Credit, shall be in writing and addressed and presented to the Letter of Credit Agent at One Fleet Way, Scranton, PA 18507, or via facsimile in accordance herewith (570) 330- 4187, Attention: Letter of Credit Department, and shall make specific reference to the Letter of Credit Agent’s Letter of Credit number for this Letter of Credit. Such documents, notices and other communications shall be personally delivered to the Letter of Credit Agent, or may be sent to us by facsimile transmission, promptly confirmed by delivery of the written document, notice or other communication, as the case may be, at (570) 330- 4187.
     This Letter of Credit may be amended to delete a Letter of Credit Bank or add a Letter of Credit Bank, or change Commitment Shares, provided that such amendment does not decrease the Letter of Credit Commitment, and need only be signed by the Letter of Credit Agent so long as any Letter of Credit Bank added shall be approved by the Securities Valuation Office of the National Association of Insurance Commissioners and shall have a rating of “A3” or better from Moody’s and/or “A” or better from Standard and Poor’s, and/or “A-” or better from Fitch.

     If you require any assistance or have any questions regarding this transaction, please call (570) 330-4214.

Very truly yours,

BANK OF AMERICA, NATIONAL ASSOCIATION, Letter of Credit Agent

By:

Name:

Title:

SCHEDULE 1.1
COMMITMENTS

		Commitment
Lender	Commitment	Percentage
Bank of America, N.A.	$7,833,333.34	15.666666668%
HSBC Bank (USA), National Association	$7,833,333.33	15.666666664%
ING Bank N.V., London Branch	$7,500,000.00	15.000000000%
Credit Suisse, Cayman Islands Branch	$7,000,000.00	14.000000000%
The Bank of New York	$7,000,000.00	14.000000000%
Lehman Brothers Bank, FSB	$7,000,000.00	14.000000000%
Deutsche Bank AG, New York Branch	$5,833,333.33	11.666666668%

TOTAL	$50,000,000	100%

Sch. 1.1

SCHEDULE 5.6
LITIGATION
NONE
Sch. 5.6

SCHEDULE 5.13
SUBSIDIARIES AND
OTHER EQUITY INVESTMENTS

Name of		Insurance	Material
Subsidiary	Jurisdiction	Subsidiary	Party	Ownership
Montpelier Reinsurance Ltd.	Bermuda	Yes	Yes	100% owned by Montpelier Re Holdings Ltd.

Montpelier Marketing Services (UK) Limited	United Kingdom	No	No	100% owned by Montpelier Reinsurance Ltd.

Montpelier Agency Ltd.	Bermuda	No	No	100% owned by Montpelier Reinsurance Ltd.

Montpelier Capital Advisors Ltd.	Bermuda	No	No	100% owned by Montpelier Re Holdings Ltd.

Montpelier Re U.S. Holdings Ltd.	Delaware	No	No	100% owned by Montpelier Re Holdings Ltd.

Montpelier Technical Resources Ltd.	Delaware	No	No	100% owned by Montpelier Re U.S. Holdings Ltd.

Montpelier Underwriting Inc.	Delaware	No	No	100% owned by Montpelier Re U.S. Holdings Ltd.

Name of Investment Entity	Jurisdiction	Ownership
Blue Ocean Holdings Re Ltd.	Bermuda	43%

MRH Capital Trust I	Delaware	100% of common securities owned by Montpelier Re Holdings Ltd.

MRH Capital Trust II	Delaware	100% of common securities owned by Montpelier Re Holdings Ltd.
Sch. 5.13

SCHEDULE 14.6
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
MONT RE AND PARENT:
MONTPELIER REINSURANCE LTD.
94 Pitts Bay Road
Hamilton, Bermuda HM HX
Attention: William Pollett
Telephone: (441) 297-9576
Facsimile: (441) 296-5551
E-Mail: Bill.Pollett@montpelierre.bm
with a
copy to: Jonathan Kim
General Counsel
Telephone: (441) 297-9595
Facsimile: (441) 296-5551
E-Mail: jonathan.kim@montpelierre.bm
www.montpelierre.bm
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America N.A.
Credit Services West
Building B
2001 Clayton Road
Mail Code: CA4-702-02-25
Concord, CA 94520-2405
Attention: Shashanna Kratz
Telephone: (925) 675-8439
Facsimile: (888) 861-2999
E-Mail: shashanna.a.kratz@bankofamerica.com
Sch.14.6-1

For US Dollars:
Bank of America, N. A.
New York, NY
ABA# 026 009 593
Credit A/C#: 375 083 6479
Attn: Credit Services #
Ref: Montpelier Reinsurance Ltd.
(for other notices to the Administrative Agent):
Bank of America, N.A.
335 Madison Avenue, 4th Floor
New York, NY 10017
Mail Code: NY1-503-04-03
Attention: Don B. Pinzon
Telephone: 212.503.8326
Facsimile: 212.901.7843
E-Mail: don.b.pinzon@bankofamerica.com
FRONTING BANK AND LC ADMINISTRATOR:
(Bank of America)
(for payments and Requests for Letters of Credit)
Bank of America N.A.
Trade Services
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention: Garrett J. Nash
Telephone: (570) 330-4213
Facsimile: (570) 330-4350
E-Mail: garrett.j.nash@bankofamerica.com
Payments:
Bank of America, N.A.
New York, New York
ABA #026 009 593
Credit A/C# 04535-883980
Acct. Name: Standby Unit – Scranton Office
Ref: Montpelier Reinsurance ltd.
Sch. 14.6-2

LENDERS:
BANK OF AMERICA, N.A.
231 S. LaSalle Street, 10th Floor
Chicago, Illinois 60697
Attention: Debra Basler
Telephone: (312) 828-3734
Facsimile: (312) 828-3600
E-Mail: debra.basler@bankofamerica.com
HSBC BANK USA, NATIONAL ASSOCIATION
452 Fifth Avenue
New York, New York 10018
Attention: Anthony C. Valencourt, Managing Director.
Telephone: (212) 525-2579
Facsimile: (212) 525-2573
E-Mail: anthony.c.valencourt@us.hsbc.com
CREDIT SUISSE, CAYMAN ISLAND BRANCH
Eleven Madison Avenue
New York, New York 10010
Attention: Jay Chall
Telephone: (212) 325-9010
Facsimile: (212) 743-1843
E-Mail: jay.chall@credit-suiss.com
ING BANK N.V., LONDON BRANCH
60 London Wall
London, England
EC2M 5TQ
Attention: Nick Marchant, Director
Telephone: 207 767 5902
Facsimile: 207 767 7507
E-Mail: nick.marchant@uk.ing.com
THE BANK OF NEW YORK
Insurance Division
One Wall Street, 17th Floor
New York, New York 12086
Attention: Sreecaran Ganesan
Telephone: (212) 635-4566
Facsimile: (212) 809-9520
E-Mail: sganesan@bankofny.com
Sch. 14.6-3

DEUTSCHE BANK AG, NEW YORK BRANCH
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attention: Michael Campites
Telephone: (212) 250-8429
Facsimile: (212) 797-0270
E-Mail: michael.campites@db.com
LEHMAN BROTHERS BANK, FSB
High Grade Loan Portfolio Group
745 7th Avenue, 5th Floor
New York, NY 10019
Attention: Janine Shugan
Telephone: (212) 526-8625
Facsimile: (917) 522-0139
E-Mail: jshugan@lehman.com
Sch. 14.6-4